UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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WAITR HOLDINGS INC.

(Name of registrant as specified in its charter)

(Name of person(s) filing proxy statement, if other than the registrant)

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214 Jefferson Street, Suite 200

Lafayette, Louisiana 70501

NOTICE OF 2020 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 16, 2020

Dear Waitr Holdings Inc. Stockholder:

NOTICE IS HEREBY GIVEN that the 2020 Annual Meeting of Stockholders (the “Annual Meeting”) of Waitr Holdings Inc. (the “Company”), a Delaware corporation, will be held on Tuesday, June 16, 2020 at 11:00 a.m. EDT at the offices of Winston & Strawn LLP, located at 200 Park Avenue, New York, New York 10166, for the following purposes, as proposed by our Board of Directors:

1.

To elect or re-elect, as applicable, each of Carl A. Grimstad, Charles Holzer, Buford Ortale and William Gray Stream as Class II directors, to serve until the 2023 Annual Meeting of Stockholders or until their respective successors shall have been duly elected and qualified or until their earlier resignation, death or removal;

2.	To approve the amendment and restatement of the Waitr Holdings Inc. 2018 Omnibus Incentive Plan, including an increase in the number of shares of common stock reserved for issuance thereunder;

3.	To ratify the appointment of Moss Adams LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020; and

4.	To transact such other business as may properly be raised at the Annual Meeting or any adjournment or postponement thereof.

Only stockholders of record at the close of business on April 27, 2020 are entitled to notice of, and to vote at, the Annual Meeting or any adjournment or postponement thereof.

Your vote is important. Whether or not you plan to attend the Annual Meeting, we encourage you to read the accompanying Proxy Statement and to submit your proxy or voting instructions as soon as possible. For specific instructions on how to vote your shares, please refer to the instructions on the Notice of Internet Availability of Proxy Materials you received in the mail or, if you received printed proxy materials, on the enclosed proxy card.

By Order of the Board of Directors,

/s/ Carl A. Grimstad
Carl A. Grimstad
Chairman and Chief Executive Officer

Lafayette, Louisiana

May 7, 2020

IMPORTANT NOTE:

We intend to hold the Annual Meeting in person. However, we are actively monitoring the public health impact from the coronavirus (COVID-19) outbreak. We are sensitive to the public health and travel concerns our stockholders may have and the protocols imposed by federal, state, and local governments. If it is not possible or advisable to hold the Annual Meeting in person, we will announce alternative arrangements for the Annual Meeting as promptly as practicable, which may include holding the Annual Meeting solely by means of remote communication. Please monitor the Investor Relations webpage of our website at http://investors.waitrapp.com/ for updated information. If you are planning to attend the Annual Meeting, please check the website one week before the meeting date. As always, we encourage you to vote your shares before the Annual Meeting.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be Held on June 16, 2020:

This Proxy Statement and the 2019 Annual Report to Stockholders, which consists of our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, are available at https://www.cstproxy.com/waitrapp/2020. We expect to mail to most of our stockholders a Notice of Internet Availability of Proxy Materials containing instructions on how to access this proxy statement and our 2019 Annual Report and to vote via the Internet or by telephone on or before May 7, 2020.

-i-

WAITR HOLDINGS INC.

214 Jefferson Street, Suite 200

Lafayette, Louisiana 70501

PROXY STATEMENT

FOR THE 2020 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 16, 2020

QUESTIONS AND ANSWERS ABOUT THE 2020 ANNUAL MEETING OF STOCKHOLDERS

Why am I receiving these materials?

These proxy materials are being furnished to you in connection with the solicitation by the Board of Directors (the “ Board ”) of Waitr Holdings Inc. (“ Waitr,” the “ Company,” “ we,” “us” or “our”) of proxies to be voted at our 2020 Annual Meeting of Stockholders (the “Annual Meeting”) or at any adjournment or postponement thereof. The Annual Meeting will be held on Tuesday, June 16, 2020 at 11:00 a.m. EDT at the offices of Winston & Strawn LLP, located at 200 Park Avenue, New York, New York 10166. In accordance with the rules of the U.S. Securities and Exchange Commission (the “SEC”), we sent out a Notice of Internet Availability of Proxy Materials on or before May 7, 2020 and provided access to the proxy materials over the Internet on or before that date, to the holders of record and beneficial owners of our common stock at the close of business on April 27, 2020 (the “Record Date”).

Why did I receive a one-page notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?

Pursuant to rules adopted by the SEC, we have elected to provide access to our proxy materials over the Internet. Accordingly, we mailed a Notice of Internet Availability of Proxy Materials to our stockholders (other than those who previously requested paper copies) on or before May 7, 2020. The Notice of Internet Availability of Proxy Materials contains instructions on how to (i) access and view the proxy materials over the Internet, (ii) vote and (iii) request a paper or electronic copy of the proxy materials. In addition, if you received paper copies of our proxy materials and wish to receive all future proxy materials, proxy cards and annual reports electronically, please follow the electronic delivery instructions on cstproxyvote.com. We encourage stockholders to take advantage of the availability of the proxy materials on the Internet to help reduce both costs and the environmental impact of the Annual Meeting.

What am I being asked to vote on?

You are being asked to vote, either in person or by proxy, on the following items:

•

the election or re-election, as applicable, of four Class II directors, to serve until the 2023 Annual Meeting of Stockholders and until their respective successors shall have been duly elected and qualified or until their earlier resignation, death or removal;

•	the amendment and restatement of the Waitr Holdings Inc. 2018 Omnibus Incentive Plan, including an increase in the number of shares of common stock reserved for issuance thereunder; and

•	the ratification of the appointment of Moss Adams LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020.

In addition, you are entitled to receive notice of and to vote on any other matters that are properly brought before the Annual Meeting or at any adjournments or postponements thereof.

How does the Board recommend that I vote?

Our Board recommends that you vote your shares as indicated below. If you return a properly completed proxy card, or vote your shares by Internet, your shares of common stock will be voted on your behalf as you direct. If not otherwise specified, the shares of common stock represented by proxies will be voted, and our Board recommends that you vote, as follows:

•	“FOR” the election or re-election, as applicable, of each of the Class II director nominees;

•	“FOR” the amendment and restatement of the Waitr Holdings Inc. 2018 Omnibus Incentive Plan; and

•	“FOR” the ratification of the appointment of Moss Adams LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020.

Who is entitled to vote at the Annual Meeting?

The Record Date for the Annual Meeting is April 27, 2020. You are entitled to vote at the Annual Meeting only if you were a Waitr stockholder at the close of business on that date, or if you hold a valid proxy for the Annual Meeting. On each matter to be voted on at the Annual Meeting, you are entitled to one vote for each share of common stock held as of the Record Date. Stockholders have no right to cumulative voting as to any matter, including the election or re-election, as applicable, of directors. At the close of business on the Record Date, there were 88,725,649 shares of common stock issued and outstanding and entitled to vote at the Annual Meeting.

How can I attend the Annual Meeting?

You are entitled to attend the Annual Meeting only if you were a Waitr stockholder as of the Record Date or you hold a valid proxy for the Annual Meeting. In order to attend the Annual Meeting, you must present a valid, government-issued photo identification, such as a driver’s license or passport. If you are not a stockholder of record but hold shares as a beneficial owner in street name, you must provide the foregoing identification as well as a valid proxy from the broker, bank, trustee or nominee that holds your shares giving you the right to vote the shares at the Annual Meeting. All bags, briefcases and packages will be held at registration and will not be allowed in the meeting.

If you do not provide photo identification or comply with the other procedures outlined above, you will not be admitted to the Annual Meeting.

If you requested to receive printed proxy materials, please let us know if you plan to attend the meeting by marking the appropriate box on the enclosed proxy card. If you are voting by Internet, please indicate whether you plan to attend if prompted.

How many shares must be present or represented to hold the Annual Meeting?

A quorum must be present at the Annual Meeting for any business to be conducted. A majority of the voting power of all outstanding shares entitled to vote, present in person or represented by proxy, will constitute a quorum. If a quorum is not present at the Annual Meeting, no business can be transacted at that time, and the meeting will be continued, adjourned or postponed to a later date. A stockholder’s instruction to “withhold” authority, abstentions and broker non-votes will be counted as present for purposes of determining quorum. See “What is a ‘broker non-vote’?” and “What is an abstention and how will votes withheld and abstentions be treated?” below for an explanation of broker non-votes, abstentions and votes withheld.

What is the difference between a “stockholder of record” and a “street name” holder?

If your shares are registered directly in your name with our transfer agent, Continental Stock Transfer & Trust Company, then you are considered, with respect to those shares, a “stockholder of record.” If your shares are held in an account at a brokerage firm, bank, broker-dealer, trust or other similar organization, you are considered the beneficial owner of shares held in “street name.”

How do I vote if I am a stockholder of record?

We recommend that stockholders vote by proxy even if they plan to attend the Annual Meeting. If you are a stockholder of record, there are two ways to vote by proxy:

•	By Internet: You can vote over the Internet at cstproxyvote.com by following the instructions on the Notice of Internet Availability of Proxy Materials or proxy card; or

•	By Mail: You can vote by mail by signing, dating and mailing the proxy card, which you may have received by mail.

Internet voting for eligible stockholders of record will close at 11:59 p.m. EDT on Monday, June 15, 2020. The giving of an Internet proxy will not affect your right to vote in person at the Annual Meeting should you choose to attend. If you choose to attend the Annual Meeting, you will have the ability to change your vote.

How do I vote if my shares are held in “street name”?

If your shares are held in street name through a broker, bank, trustee or nominee, you will receive instructions on how to vote from your broker, bank, trustee or nominee. You must follow those instructions in order for your shares to be voted. If your shares are not registered in your own name and you would like to vote your shares in person at the Annual Meeting, you must obtain a valid proxy from the broker, bank, trustee or nominee that holds your shares giving you the right to vote the shares at the Annual Meeting.

Can I change my vote or revoke my proxy?

If you are a stockholder of record, you may change your vote or revoke your proxy at any time prior to the final vote at the Annual Meeting by:

•	granting a new proxy bearing a later date (which automatically revokes the earlier proxy) using any of the methods described above (and until the applicable deadline for each method);

•	providing written notice of revocation to our Secretary at Waitr Holdings Inc., 214 Jefferson Street, Suite 200, Lafayette, Louisiana 70501, prior to or at the Annual Meeting; or

•	attending the Annual Meeting and voting in person.

Your most recent proxy submitted by proxy card or Internet is the one that is counted. Your attendance at the Annual Meeting by itself will not automatically revoke your proxy.

For shares you hold beneficially in street name, you may change your vote by submitting new voting instructions to your broker, bank, trustee, or nominee following the instructions they provided, or, if you have obtained a legal proxy from your broker, bank, trustee, or nominee giving you the right to vote your shares, by attending the Annual Meeting and voting in person.

How many votes are needed to approve each proposal?

The following table summarizes the votes needed to approve each proposal, the effect of withheld votes/abstentions and whether broker discretionary voting is permitted.

Proposal	Vote Required	Withheld Votes/Abstentions Counted as a “No” Vote?	Discretionary Vote Allowed?
Election or re-election, as applicable, of directors	Plurality	No	No

Amendment and restatement of 2018 Omnibus Incentive Plan	Majority of Votes Cast	No	No

Ratification of the appointment of independent registered public accounting firm	Majority of Votes Cast	No	Yes

Under our second amended and restated bylaws (the “Bylaws”), directors are elected by a plurality of the votes cast for each such director by holders of our shares of common stock present in person or represented by proxy and entitled to vote on the election or re-election, as applicable, of directors at the Annual Meeting. A “plurality” means that the four director nominees receiving the highest number of “FOR” votes from holders of our shares of common stock present in person or represented by proxy and entitled to vote at the Annual Meeting will be elected. Votes “withheld” and broker non-votes will have no effect on the outcome of the election or re-election, as applicable, of directors.

Also under our Bylaws, any matter other than the election or re-election, as applicable, of directors is decided by the vote of a majority of votes cast by holders of our shares of common stock present in person or represented by proxy and entitled to vote at the Annual Meeting. Any matter or proposal for which the vote required is a “majority” will be approved if the votes cast “FOR” such proposal exceed the number of votes cast “AGAINST” such proposal. Abstentions and broker non-votes will not affect the outcome of such votes, because abstentions and broker non-votes are not considered to be votes cast under our Bylaws.

What is a “broker non-vote”?

If you are a beneficial owner whose shares are held of record by a broker, you must instruct the broker how to vote your shares. If you do not provide voting instructions, your shares will not be voted on any proposal on which the broker does not have discretionary authority to vote. This is called a “broker non-vote.” In these cases, the broker can register your shares as being present at the Annual Meeting for purposes of determining the presence of a quorum, but will not be able to vote your shares with respect to “non-discretionary” matters unless you provide instructions on how to vote in accordance with the information and procedures that your broker has provided to you in accordance with the Nasdaq Stock Market (“Nasdaq”) rules.

If you are a beneficial owner whose shares are held of record by a broker, your broker has “discretionary voting” authority under Nasdaq rules to vote your shares on “routine” matters, such as the ratification of Moss Adams LLP as our independent registered public accounting firm, even if the broker does not receive voting instructions from you. However, your broker does not have discretionary authority absent specific instructions from you to vote on the election or re-election, as applicable, of directors or the amendment and restatement of the Waitr Holdings Inc. 2018 Omnibus Incentive Plan (the “2018 Incentive Plan”), which are considered “non-routine” matters. If you don’t vote on non-routine matters, a broker non-vote will occur and your shares will not be voted on these matters.

What is an abstention and how will votes withheld and abstentions be treated?

A “vote withheld,” in the case of the proposal regarding the election or re-election, as applicable, of directors, or an “abstention,” in the case of the proposal regarding the amendment and restatement of the 2018 Incentive Plan or the proposal regarding the ratification of the appointment of our independent registered public accounting firm, represents a stockholder’s affirmative choice to decline to vote on a proposal. Votes withheld and abstentions, though counted for the purposes of determining a quorum, will not be counted as votes cast and therefore will have no effect on the outcome of any of the proposals.

Who will count the votes?

Continental Stock Transfer & Trust Company has been engaged as our independent agent to tabulate stockholder votes. If you are a stockholder of record, your executed proxy card is returned directly to Continental Stock Transfer & Trust Company for tabulation. As noted above, if you hold your shares through a broker, your broker returns one proxy card to Continental Stock Transfer & Trust Company on behalf of all its clients. Continental Stock Transfer & Trust Company will serve as Inspector of Elections at the Annual Meeting.

Where can I find the voting results of the Annual Meeting?

We plan to announce preliminary voting results at the Annual Meeting and will report the final voting results in a Current Report on Form 8-K, which we intend to file with the SEC within four business days after the Annual Meeting.

What if I return a proxy card but do not make specific choices?

If you submit a proxy but do not indicate any voting instructions, the persons named as proxies will vote in accordance with the recommendations of the Board. The Board’s recommendations are indicated both on page 1 of this Proxy Statement, as well as with the description of each proposal in this Proxy Statement.

Will any other business be conducted at the Annual Meeting?

We know of no other business that will be presented at the Annual Meeting. If any other matter properly comes before the stockholders for a vote at the Annual Meeting, however, the proxy holders named in the proxy card will vote your shares in accordance with their best judgment.

Who pays for the expenses of solicitation?

Our Board is soliciting your proxy on behalf of the Company. The Company pays for the costs of the distribution of the proxy materials and solicitation of proxies. As part of this process, we reimburse brokerage houses and other custodians, nominees and fiduciaries for their expenses for forwarding proxy and solicitation materials to our stockholders. Our directors, officers and employees may also solicit proxies on our behalf in person, by telephone or by other means of communication. Directors, officers and employees will not be paid any additional compensation for soliciting proxies.

What does it mean if I receive more than one set of materials?

If you receive more than one set of materials, that means your shares are registered in more than one name or are registered in different accounts. In order to vote all of the shares you own, you must either sign and return all of the proxy cards or follow the instructions for any alternative voting procedure on each of the proxy cards or Notice of Internet Availability of Proxy Materials you receive.

PROPOSAL NO. 1 – ELECTION OF DIRECTORS

In accordance with our third amended and restated certificate of incorporation (the “Charter”), the Board is divided into three classes with staggered, three-year terms. The Board presently has nine members. There are four Class II directors whose term of office expires at the Annual Meeting: Carl A. Grimstad, Charles Holzer, Buford Ortale and William Gray Stream. Messrs. Grimstad, Holzer, Ortale and Stream have been nominated by the Company for election or re-election, as applicable, to the Board at the Annual Meeting. If elected at the Annual Meeting, each of Messrs. Grimstad, Holzer, Ortale and Stream will serve until the 2023 Annual Meeting of Stockholders and until his successor has been duly elected and qualified, or, if sooner, until his death, resignation or removal.

All nominees have consented to be named in the Proxy Statement and to serve if elected or re-elected, as applicable. If, however, a nominee is unavailable for election or re-election, as applicable, your proxy authorizes us to vote for a replacement nominee if the Board names one. As an alternative, the Board may reduce the number of directors to be elected at the Annual Meeting. Proxies may not be voted for a greater number of persons than the nominees presented.

A brief biography of each director nominee and each director whose term will continue after the Annual Meeting is set forth below under “Information Regarding Director Nominees and Current Directors.” The biographies below include information regarding specific experience, qualifications, attributes or skills of each director nominee or director that led the Corporate Governance and Nominating Committee (the “CGN Committee”) to determine that such individual should serve as a member of the Board as of the date of this Proxy Statement.

Vote Required

The proposal regarding the election or re-election, as applicable, of directors requires the approval of a plurality of votes cast by holders of shares of our common stock present in person or represented by proxy and entitled to vote at the Annual Meeting. Votes withheld or “broker non-votes” will have no effect on the outcome of the vote on this proposal.

The Board of Directors unanimously recommends a vote “FOR” the election or re-election, as applicable, of each of Carl A. Grimstad, Charles Holzer, Buford Ortale and William Gray Stream as Class II directors.

INFORMATION REGARDING DIRECTOR NOMINEES AND CURRENT DIRECTORS

Nominees for Election or Re-Election, as Applicable, to a Three-Year Term Expiring at the 2023 Annual Meeting of Stockholders (Class II Directors)

Carl A. Grimstad, 52, has been our Chief Executive Officer and a member of our Board since January 2020, and Chairman of the Board since March 3, 2020. Mr. Grimstad is currently the chief manager of C. Grimstad Associates, LLC, a family private investment entity formed in 2006, and the managing partner of GS Capital, LLC, a family private investment company formed in 1995. In 1999, he co-founded iPayment Inc. (“iPayment”), a provider of credit and debit card payment processing services to small and medium-sized merchants across the United States and Canada. He acted as the president of iPayment until 2011, when he became the Chairman and Chief Executive Officer of the company until 2016. Under his leadership, iPayment closed an initial public offering in 2003 and then went private in 2006. Mr. Grimstad serves on the board of directors of Beauty Tap Inc. and Kard Financial Inc. He graduated with a B.A. in Economics from Boston University in 1989. We believe that Mr. Grimstad is qualified to serve on our Board based on his leadership and industry experience.

Charles Holzer, 50, was appointed to the Board on April 23, 2020 as a Class II director. Mr. Holzer is a director of his family-owned real estate company. Mr. Holzer’s responsibilities have included the acquisition, financing, development and management of $1,000,000,000 in various real estate transactions; the creation, operation and eventual sale of a nationwide commercial mortgage finance company; as well as the purchase of various non-performing loan packages from the Resolution Trust Company and other financial institutions. Additionally, he supervises the retail division of his family holdings where representative tenants have included Louis Vuitton, Chanel, and Van Cleef and Arpels. Mr. Holzer serves on the board of the Treehouse Real Estate Investment Trust Inc., Equus Foundation, BeaconLight and is a trustee of the Rogal Foundation, a charitable trust, where he is responsible for the selection of investment managers, as well as allocating assets. Mr. Holzer graduated from Harvard University and was a competitor at the Olympic Games in horseback riding. Mr. Holzer has also been appointed as a member of the Compensation Committee of the Board. We believe Mr. Holzer is qualified to serve on our Board based on his financial and managerial experience.

Buford Ortale, 58, was appointed to the Board on April 23, 2020 as a Class II director. Mr. Ortale is a principal of Sewanee Ventures, a private investment firm he founded in 1996. He is a partner in NTR, a Los Angeles based private equity firm focused on the energy sector, as well as a partner in Armour Capital Management, LP, the external manager of a $10 billion asset mortgage REIT. He is on the board of and chairman of the audit committee of Benefit Street Realty Partners, a $3 billion asset commercial mortgage REIT, and was recently elected to the board of Broadtree Residential, a multi-family REIT. He also serves on the boards of Intrensic, an evidence management software company and Remote Care Partners, a software-based platform for remote health monitoring. He is a board advisor to Western Express, a privately held $700 million nationwide truckload carrier. Mr. Ortale began his career with Merrill Lynch’s Merchant Banking Group in New York in 1987. He was subsequently a Founder and Managing Director of NationsBanc’s (Bank of America) High Yield Bond Group. Mr. Ortale received his B.A. from Sewanee: The University of the South in 1984, and his M.B.A. from Vanderbilt in 1987. Mr. Ortale has also been appointed as a member of the Audit Committee of the Board. We believe that Mr. Ortale is qualified to serve on our Board based on his financial and managerial experience.

William Gray Stream, 40, has served on our Board since 2014. Mr. Stream and entities affiliated with his family have been investors in the Company since it was founded. Since December 2003, Mr. Stream has served as President of Matilda Stream Management, Inc., which manages the business and investing activities of the Stream family, and also as Manager of various related entities. He has also served as Vice President of M-Heart Corporation since December 2006, as President of Graystoke, Inc. since June 2005 and as President of Placid Indemnity Company, Inc. since December 2016. The Stream family owns and operates businesses primarily related to its land holdings in South Louisiana, including: oil and gas, environmental consulting, timber, agricultural as well as commercial and residential real estate development. In addition to its wholly owned operating companies, the Stream family manages a diverse portfolio of private investments in the asset management, technology, industrial services, hospitality and consumer products industries, among others.

Mr. Stream formerly served as a director of publicly traded CKX Lands, Inc. from January 2007 to October 2017, including serving as Audit Committee Chairman from May 2011 to October 2017. In addition to his professional roles, Mr. Stream has served and led numerous charitable and civic causes. In 2010 he received the Southwest Louisiana Civic Service Award from the Chamber of Commerce. He has served on the Louisiana Innovation Council; the Governor’s Advisory Commission on Coastal Protection, Restoration, and Conservation; and the board of directors for the SWLA Economic Development Alliance. A passionate advocate for education and entrepreneurship, Stream currently serves on the Executive Committee for the Louisiana Committee of 100 for Economic Development as Chairman. He formerly served on the Louisiana Board of Regents as Regent for the 3rd Congressional District, and also as Chairman of the National Hurricane Museum and Science Center. In 2018 Gray began serving as a director for the National World War II Museum. Prior to joining the Stream Companies, Mr. Stream worked for the 7th Congressional District of Louisiana in Washington, D.C. Mr. Stream is a graduate of Vanderbilt University and he received an MBA in Management and Finance from Rice University. We believe that Mr. Stream is qualified to serve on our Board based on his historic knowledge of the Company and his financial and managerial experience.

Class I Directors Continuing in Office Until the 2022 Annual Meeting of Stockholders

Pouyan Salehi, 40, has served as a member of our Board since June 2019. Mr. Salehi co-founded Scratchpad Inc., a sales technology company, and has served as its Chief Executive Officer since October 2019. Mr. Salehi co-founded PersistIQ Inc. (“PersistIQ”), a sales technology company, and served as its Chief Executive Officer from March 2014 to September 2019. Mr. Salehi has also served as a member of the board of directors of PersistIQ since March 2014. Prior to founding PersistIQ, Mr. Salehi founded Lera Labs in June 2012 and co-founded StackMob and served as its Chief Operations Officer from August 2010 to November 2011. He also served in different roles at Apple from September 2007 through August 2010. Mr. Salehi holds a Bachelor of Mechanical Engineering from the University of Minnesota and an M.B.A. from Harvard Business School. Mr. Salehi was nominated by Arash Allaei pursuant to that certain Agreement and Plan of Merger, dated as of December 11, 2018 (the “Bite Squad Agreement”), by and between the Company, Wingtip Merger Sub, Inc. and BiteSquad.com, LLC (“Bite Squad”). We believe that Mr. Salehi is qualified to serve on our Board based on his leadership and technology industry experience.

Steven L. Scheinthal, 58, has served as a member of our Board since the closing (the “Closing”) of the Landcadia Business Combination (as defined below). Mr. Scheinthal was the Vice President, General Counsel and Secretary of Landcadia from September 2015 until the Closing. Mr. Scheinthal has served as a member of the board of directors of Landry’s, Inc. since 1993 and as its Executive Vice President or Vice President of Administration, General Counsel and Secretary since September 1992. He also serves as a member of the board of directors, Executive Vice President and General Counsel of Fertitta Entertainment, Inc. which is the holding company for Landry’s, Inc., the Golden Nugget Hotels and Casinos and other assets owned and controlled by Tilman J. Fertitta. He devotes a substantial amount of time on behalf of all Fertitta companies, including Landry’s and Golden Nugget, to acquisitions, financings, human resources, risk, benefit and litigation management, union, lease and contract negotiations, trademark oversight and licensing and is primarily responsible for compliance with all federal, state and local laws. He was also primarily responsible for Landry’s corporate governance and SEC compliance from its IPO in 1993 and during the 17 plus years Landry’s operated as a public company. The foregoing experience provides the Company with valuable insight, skills and perspective. Prior to joining Landry’s, he was a partner in the law firm of Stumpf & Falgout in Houston, Texas. Mr. Scheinthal represented Landry’s, Inc. for approximately five years before becoming part of the organization. He has been licensed to practice law in the state of Texas since 1984. We believe that Mr. Scheinthal is qualified to serve on our Board based on his leadership and industry experience.

Class III Directors Continuing in Office Until the 2021 Annual Meeting of Stockholders

Christopher Meaux, 52, has been a member of our Board since 2013, was our Chief Executive Officer from 2013 through August 2019, and is our founder. He was Chairman of the Board through March 3, 2020, at which time he was appointed as Vice-Chairman of the Board. Mr. Meaux also served as our President and Secretary from 2013 until the Closing. Mr. Meaux was selected as a member of the 2017 “Silicon Bayou 100.” He is also the recipient of the 2017 Jr. Achievement Startup Business of the Year and a finalist for the 2017 Ernst & Young Entrepreneur of the Year Award. Prior to founding the Company, Mr. Meaux was an entrepreneur in multiple ventures in the technology and restaurant industries including full-service and fast casual restaurants. Prior to entrepreneurship, Mr. Meaux had a 23-year career in technology serving in various management positions with McAfee Software, Optical Coating Labs, Inc. (“OCLI”), and Hyundai Electronics. At McAfee Software, Mr. Meaux oversaw the European retail and distribution software business in Bracknell, U.K. Prior to that, Mr. Meaux was a regional manager for OCLI, a computer accessories manufacturer with sales leadership responsibilities for an eight-state region. Before OCLI, Mr. Meaux began his technology career as a territory manager for Hyundai Electronics computer division. We believe that Mr. Meaux is qualified to serve on our Board based on his historic knowledge of the Company and his extensive industry experience.

Tilman J. Fertitta, 62, has served as a member of our Board since the Closing. Mr. Fertitta was our Co-Chairman and Chief Executive Officer when we were named Landcadia Holdings Inc. (“Landcadia”) from September 2015 until the Closing. Since August 2010, Mr. Fertitta has been the sole shareholder, chairman and Chief Executive Officer of Fertitta Entertainment, Inc., which owns the NBA’s Houston Rockets, the restaurant conglomerate Landry’s and the Golden Nugget Casinos and is recognized today as a global leader in the dining, hospitality, entertainment and gaming industries. Mr. Fertitta was the sole shareholder at the time he took Landry’s public in 1993, and after 17 years as a public company, he was the sole shareholder in taking Landry’s private in 2010. Mr. Fertitta currently serves as Chairman of the Houston Children’s Charity, the Houston Police Foundation, and is currently the Chairman of the Board of Regents for the University of Houston. He also is on the Executive Committee of the Houston Livestock Show and Rodeo, one of the Nation’s largest charitable organizations. He also serves on the boards of the Texas Heart Institute and the Greater Houston Partnership. We believe Mr. Fertitta is qualified to serve on our Board based on his experience in the dining industry and as a public company director.

Jonathan Green, 42, has served as a member of our Board since the Closing. Mr. Green is a Partner at Luxor Capital Group, LP, and a principal at its affiliate, Lugard Road Capital GP, LLC. Luxor Capital Group, LP, is a New York-based hedge fund. He has served as a board member for a number of public and private Internet technology companies, including Delivery Hero. Prior to joining Luxor in 2004, Mr. Green worked at Wasserstein Perella and the spinoff of its financial restructuring group, Miller Buckfire & Co., where he represented clients in complex reorganizations. Mr. Green received B.A. degrees in Psychology and Economics from Brown University. We believe Mr. Green is qualified to serve on our Board based on his leadership and industry experience.

INFORMATION REGARDING THE BOARD AND CORPORATE GOVERNANCE

Board Leadership Structure

Mr. Grimstad currently serves as our Chief Executive Officer and Chairman. The Board regularly evaluates its governance structure and has concluded that the Company and its stockholders are best served by not having a formal policy regarding whether the same individual should serve as both Chairman and Chief Executive Officer. This approach allows the Board to exercise its business judgment in determining the most appropriate leadership structure in light of the prevailing facts and circumstances facing the Company, including the composition and tenure of the Board, the tenure of the Chief Executive Officer, the strength of the Company’s management team, the Company’s recent financial performance, the Company’s strategic plan and the economic environment, among other factors.

We believe that a combined Chairman and Chief Executive Officer role helps provide strong and consistent leadership for our management team and Board. Based on the demonstrated success of our structure to date, both in terms of the functioning of the Board and the growth and performance of the Company, and the continued benefits of retaining Mr. Grimstad’s strategic perspective in the position of Chairman, the Board believes that having a combined position is the appropriate leadership structure for the Company at this time.

Given the composition of the Board with a strong slate of independent directors, the Board does not believe that it is necessary to formally designate a lead independent director at this time, although it may consider appointing a lead independent director if the circumstances change.

Classified Board of Directors

Our Board is divided into three classes with only one class of directors being elected in each year and each class (except for those directors appointed prior to our first Annual Meeting) serving a three-year term. The term of our Class II directors, consisting of Carl A. Grimstad, Charles Holzer, Buford Ortale and William Gray Stream, will expire at the Annual Meeting; the term of our Class III directors, consisting of Christopher Meaux, Tilman J. Fertitta and Jonathan Green, will expire at our 2021 Annual Meeting of Stockholders; and the term of our Class I directors, consisting of Pouyan Salehi and Steven L. Scheinthal, will expire at our 2022 Annual Meeting of Stockholders, or in each case until their respective successors are elected and qualified, or until their earlier resignation, removal or death.

Bite Squad Nomination Right

Pursuant to the Bite Squad Agreement, at the closing of the Company’s acquisition of Bite Squad on January 17, 2019 (the “Bite Squad Closing”), Arash Allaei nominated Kian Salehi-Moshaei as a member of our Board and has nomination rights until January 17, 2022 (36 months from the Bite Squad Closing). Kian Salehi-Moshaei did not stand for re-election at our 2019 Annual Meeting of Stockholders. Mr. Allaei nominated Pouyan Salehi for election at the 2019 Annual Meeting of Stockholders pursuant to his nomination rights under the Bite Squad Agreement.

Luxor Nomination Rights

Pursuant to the debt commitment letter entered into between the Company, Luxor Capital Group, LP, on behalf of Lugard Road Capital Master Fund, LP, and one or more of its funds and/or affiliates (collectively, “Luxor”) and the other parties thereto in connection with the acquisition by the Company of Waitr Incorporated pursuant to the Agreement and Plan of Merger, dated as of May 16, 2018 (the “Landcadia Merger Agreement”), by and among the Company, Waitr Inc. (f/k/a Landcadia Merger Sub, Inc.), and Waitr Incorporated (the transactions contemplated by the Landcadia Merger Agreement are referred to herein as the “Landcadia Business Combination”), Luxor nominated Jonathan Green as a member of our Board and will thereafter have nomination rights with respect to one director for so long as it satisfies a minimum ownership threshold as agreed by the parties.

Director Independence

Our Board has undertaken a review of the independence of each director. Based on information provided by each director concerning his or her background, employment, and affiliations, our Board has affirmatively determined that each of Messrs. Fertitta, Holzer, Ortale, Salehi and Stream did not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and is “independent” (as that term is defined under the applicable rules and regulations of the SEC and Nasdaq listing standards). Our Board has also determined that each member of the Audit Committee is independent for purposes of serving on our Audit Committee, as determined in accordance with applicable Nasdaq listing standards and Rule 10A-3 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Additionally, our Board has determined that each member of the Compensation Committee is independent for purposes of serving on our Compensation Committee, as determined in accordance with applicable Nasdaq listing standards and Rule 10C promulgated under the Exchange Act. In making these determinations, the Board considered the current and prior relationships that each non-employee director has with our Company and all other facts and circumstances the Board deemed relevant in determining independence, including the beneficial ownership of our common stock by each non-employee director, and the transactions involving them, if any, described in the section entitled “Certain Relationships and Related Person Transactions.”

Compliance with Nasdaq Listing Rule 5605

As initially disclosed in a Current Report on Form 8-K filed October 16, 2019, the Company notified Nasdaq on October 14, 2019 that as a result of the resignations of Susan Collyns and Scott Fletcher from its Board, the Company was no longer in compliance with the requirements of Nasdaq Listing Rule 5605 to have (i) a Board comprised of a majority of independent directors, (ii) an Audit Committee comprised of at least three members who satisfy certain criteria and (iii) a Compensation Committee comprised of at least two members who satisfy certain criteria. As a result of the appointments of Messrs. Holzer and Ortale to the Board and to the Compensation Committee and Audit Committee of the Board, respectively, the Company has been notified that it is now in compliance with such rules.

Meetings of the Board and the Committees of the Board

Our Board met 19 times during the last fiscal year. The Audit Committee met 10 times, the Compensation Committee met two times and the CGN Committee met three times. During 2019, each Board member other than Tilman J. Fertitta attended at least 75% of the aggregate number of meetings of the Board and of the committees on which he served, in each case during the periods that he served.

We do not currently have a policy requiring directors to attend our Annual Meetings.

Committees of the Board

Our Board currently has three standing committees. The current composition and responsibilities of each of the committees is described below. Members serve on these committees until their resignation or until otherwise determined by our Board. Each of our Board committees operates under a written charter adopted by the Board. The committee charters are available on the Investor Relations section of our website at http://investors.waitrapp.com/corporate-governance/governance-highlights. A printed copy of each charter is available upon request. The information on our website is not part of this Proxy Statement.

Director	Independent	Audit Committee	Compensation Committee	CGN Committee
Carl A. Grimstad
Tilman J. Fertitta	X
Jonathan Green
Charles Holzer	X
Christopher Meaux
Buford Ortale	X
Pouyan Salehi	X
Steven L. Scheinthal
William Gray Stream	X

Chairperson
Member
Audit Committee Financial Expert

Audit Committee

Our Audit Committee is responsible for, among other things, (i) appointing, retaining and evaluating the Company’s independent registered public accounting firm and approving all services to be performed by them; (ii) overseeing the Company’s independent registered public accounting firm’s qualifications, independence and performance; (iii) overseeing the financial reporting process and discussing with management and the Company’s independent registered public accounting firm the interim and annual financial statements that the Company files with the SEC; (iv) reviewing and monitoring the Company’s accounting principles, accounting policies, financial and accounting controls and compliance with legal and regulatory requirements; (v) establishing procedures for the confidential anonymous submission of concerns regarding questionable accounting, internal controls or auditing matters; and (vi) reviewing and approving related person transactions.

Messrs. Ortale, Salehi and Stream are members of our Audit Committee, with Mr. Stream serving as chair. All members of our Audit Committee are independent within the meaning of the federal securities laws and the meaning of the Nasdaq Rules. Each member of our Audit Committee meets the requirements for financial literacy under the applicable rules and regulations of the SEC and Nasdaq, and our Board has determined that Mr. Stream is an “audit committee financial expert,” as that term is defined by the applicable rules of the SEC.

Audit Committee Report

The Audit Committee has reviewed and discussed with management the audited financial statements for the fiscal year ended December 31, 2019. The Audit Committee has discussed with Moss Adams LLP, our independent registered public accounting firm, the matters required to be discussed by Auditing Standard No. 16, as adopted by the Public Company Accounting Oversight Board (“PCAOB”) in Rule 3200T. The Audit Committee has also received the written disclosures and the letter from Moss Adams LLP required by the applicable PCAOB requirements for the independent accountant communications with audit committees concerning auditor independence, and has discussed the independence of Moss Adams LLP with that firm. Based on the foregoing, the Audit Committee has recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019 for filing with the SEC.

Respectfully submitted by the Members of the Audit Committee:

William Gray Stream, Chair

Pouyan Salehi

Compensation Committee

Our Compensation Committee is responsible for, among other things, (i) reviewing key employee compensation goals, policies, plans and programs; (ii) reviewing and approving the compensation for the Company’s directors, Chief Executive Officer and other executive officers; (iii) reviewing and approving employment agreements and other similar arrangements between the Company and the Company’s executive officers; and (iv) administering the Company’s stock plans and other incentive compensation plans. The Compensation Committee may delegate its authority to one or more subcommittees, consisting of one or more of its members, when the Compensation Committee deems it appropriate to do so to carry out its responsibilities.

Messrs. Stream and Holzer are members of the Compensation Committee, with Mr. Stream serving as chair. All members of our Compensation Committee qualify as independent directors according to the rules and regulations of the SEC and Nasdaq with respect to compensation committee membership.

CGN Committee

The CGN Committee is responsible for, among other things, considering and making recommendations to our Board on matters relating to the selection and qualification of directors of the Company and candidates nominated to serve as directors of the Company, as well as other matters relating to the duties of directors of the Company, the operation of our Board and corporate governance.

Messrs. Salehi and Stream are members of the CGN Committee, with Mr. Salehi serving as chair.

Procedure for Nominating Directors

The Board has delegated to the CGN Committee the responsibility of identifying suitable candidates for nomination to our Board (including candidates to fill any vacancies that may occur) and assessing candidate qualifications in light of the policies and principles in our Corporate Governance Guidelines and the CGN Committee charter. The CGN Committee has not adopted a written policy regarding stockholder nominations for directors. In accordance with our Bylaws, however, the CGN Committee will consider stockholder nominations for directors (see the section entitled “Stockholder Proposals” below). We did not receive any stockholder nominations or recommendations for any director in connection with the Annual Meeting. The CGN Committee will recommend prospective director candidates for the Board’s consideration, including those nominated by stockholders, and review the prospective candidates’ qualifications with the Board. The Board retains the ultimate authority to nominate a candidate for election by the stockholders as a director or to fill any vacancy that may occur. In identifying prospective director candidates, the CGN Committee may consider all facts and circumstances that it deems appropriate or advisable, including, among other things, the skills of the prospective director candidate, his or her depth and breadth of business experience or other background characteristics, his or her independence, factors relating to the composition of the Board (including its size and structure), principles of diversity and the needs of the Board. The CGN Committee evaluates each director’s performance based on the same factors it uses to determine new director qualifications.

The Board continues to evaluate the composition of the Board and the qualifications and expertise of its directors and has, at times, retained a third-party search firm to assist the committee in identifying director candidates.

Code of Ethics and Corporate Governance Guidelines

We have adopted a Code of Business Conduct and Ethics that applies to all officers, directors and employees, including those officers responsible for financial reporting. We have also adopted Corporate Governance Guidelines, which, in conjunction with our Charter, Bylaws and charters of the committees of the Board, form the framework for our corporate governance. Our Code of Business Conduct and Ethics is available on our website at http://investors.waitrapp.com/corporate-governance/governance-highlights. The information on our website is not part of this Proxy Statement. As required by law and in accordance with the requirements of Item 5.05 of Current Report on Form 8-K, we intend to disclose on our website any amendments to our Code of Business Conduct and Ethics as well as any waivers of its requirements.

Prohibition against Hedging and Pledging Transactions

Pursuant to our insider trading policies, short sales of the Company’s securities are prohibited. This prohibition also applies to any derivative securities that provide the economic equivalent of ownership of any of the Company’s securities or an opportunity, direct or indirect, to profit from any change in the value of the Company’s securities. In addition, pursuant to our insider trading policies, pledging of our securities as collateral for a loan (or modifying an existing pledge) is not permitted.

Board’s Role in Risk Oversight

The Board is engaged in risk management oversight. At the present time, our Board has not established a separate committee to facilitate its risk oversight responsibilities, but expects to continue to monitor and assess whether such a committee would be appropriate. Management is responsible for assessing risk and for day-to-day risk management activities. Our Board executes its oversight for risk assessment and risk management both by acting directly and through its committees. More specifically, the Audit Committee assists the Board in its oversight of risk management and the process established to identify, measure, monitor, and manage risks, in particular but among others, major financial risks and compliance with legal and regulatory requirements. The Compensation Committee assesses risks arising from our compensation policies and practices. Our Board receives regular reports from management, as well as from the Audit Committee and Compensation Committee, regarding relevant risks and the actions taken by management to address them.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires our officers, directors and persons who beneficially own more than ten percent of our common stock to file reports of ownership and changes in ownership with the SEC. These reporting persons are also required to furnish us with copies of all Section 16(a) forms they file. Based solely upon a review of such forms, we believe that during the year ended December 31, 2019, there were no delinquent filers, except Joseph Stough filed two Form 4s late that related to two transactions, and Damon E. Schramm filed a Form 4 late that related to the conversion of his Bite Squad deferred stock units into Waitr common stock.

DIRECTOR COMPENSATION

In connection with the consummation of the Landcadia Business Combination in November 2018, the Company adopted a non-employee director compensation policy. Each non-employee director is eligible to participate in the Company’s non-employee director compensation policy, which provides for compensation consisting of (i) an annual retainer of $30,000 payable in cash, (ii) an initial grant of restricted stock units valued at approximately $250,000 on the date of grant, (iii) an annual grant of restricted stock units valued at approximately $125,000 on the date of grant, (iv) with respect to each non-employee director serving as a member of the Executive Committee, an annual grant of restricted stock units valued at approximately $50,000 on the date of grant, and (v) such additional compensation as is provided for under the policy. On April 20, 2020, the Company adopted a new policy in which directors would receive as annual compensation only 200,000 RSUs that vest one-third per year for three years and accelerate upon a Change of Control (as defined in the 2018 Incentive Plan).

The following table sets forth amounts paid to our non-employee directors for service in 2019.

Director Compensation Table for the Year Ended December 31, 2019

Name	Fees Earned or Paid in Cash ($)(a)	Stock Awards ($)(b)	Total($)
Tilman Fertitta	$30,000	$253,294	$283,294
Jonathan Green	—	125,003	125,003
Pouyan Salehi	25,893	250,000	275,893
Steven L. Scheinthal	30,000	253,294	283,294
William Gray Stream	58,000	253,294	311,294
Susan Collyns (c)	33,599	287,496	321,095
Scott Fletcher (c)	176,000	561,191	737,191

(a)

Reflects cash retainer fees earned in 2019 by each non-employee director for service on our Board and on committees of our Board, as applicable. Fees earned by Mr. Fletcher include $135,000 paid in connection with service on the Company’s strategic review committee.

(b)	Reflects the grant date fair value of restricted stock unit awards granted to the directors in accordance with FASB ASC Topic 718.
(c)	Ms. Collyns and Mr. Fletcher resigned from the Board on October 11, 2019.

Each of Messrs. Fertitta, Fletcher, Scheinthal and Stream were issued 10,965 restricted stock units valued at $128,291 on January 10, 2019, in accordance with the non-employee director compensation policy, with vesting occurring on November 15, 2019, except in the case of Mr. Fletcher, who resigned from the Board prior to the vesting date. In addition, Mr. Fletcher, who was not a non-employee director prior to the consummation of the Landcadia Business Combination, received an initial grant of 21,930 restricted stock units valued at $256,581 (vesting in three equal installments on each of the first three anniversaries of November 15, 2018) and a grant of 4,386 restricted stock units valued at $51,316 (scheduled to vest on November 15, 2019) for his service on the Executive Committee. All restricted stock units granted to Mr. Fletcher were forfeited on his resignation date of October 11, 2019. Other than with respect to Mr. Fletcher, the non-employee directors serving as directors prior to the consummation of the Landcadia Business Combination elected to not receive the initial grant of restricted stock units.

On April 18, 2019, Ms. Collyns received an initial grant of 22,727 restricted stock units valued at $249,996 and a grant of an additional 3,409 restricted stock units valued at $37,500 in connection with her appointment to the Board on such date, with vesting scheduled to occur in three equal installments on each of the first three anniversaries of April 22, 2019. All restricted stock units granted to Ms. Collyns were forfeited on her resignation date of October 11, 2019.

On June 5, 2019, each of Messrs. Fertitta, Fletcher, Green, Scheinthal and Stream were issued 19,779 restricted stock units valued at $125,003, representing the annual grant pursuant to the non-employee director compensation policy. Provided that the director continuously serves on the Board through the vesting date, the June 5, 2019 restricted stock units vest on the earlier to occur of (i) the first anniversary of the grant date and (ii) the next Annual Meeting following the grant date. On June 5, 2019, Mr. Salehi was issued 39,557 restricted stock units valued at $250,000, representing his initial grant pursuant to the non-employee director compensation policy. Provided that Mr. Salehi continuously serves on the Board as of each applicable vesting date, one-third of the restricted stock units granted to him under this award will vest on each of the first three anniversaries of the grant date.

In the event of a Change in Control (as defined in the 2018 Incentive Plan), all of the June 5, 2019 restricted stock units granted to the non-employee directors shall vest immediately in full upon the effective date of the Change in Control.

PROPOSAL NO. 2 – APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE WAITR HOLDINGS INC. 2018 OMNIBUS INCENTIVE PLAN

We are asking our stockholders to approve the Waitr Holdings Inc. Amended and Restated 2018 Omnibus Incentive Plan (the “Amended Plan”), which is an amendment and restatement of the 2018 Incentive Plan. On April 29, 2020, the Board approved the Amended Plan, subject to approval by our stockholders at the Annual Meeting. The adoption of the Amended Plan is necessary to allow us to continue to make equity awards to attract, retain and motivate our officers, key employees and directors and to continue to link the interests of participants to those of the Company’s stockholders.

Key Aspects of the Amended Plan

Share Reserve Increase. The 2018 Incentive Plan provides a range of incentive tools and sufficient flexibility to permit the plan administrator to implement it in ways that will make the most effective use of the shares of common stock (the “Common Stock”) that the Company’s stockholders authorize for incentive purposes. The Board determined that increasing the number of shares of Common Stock reserved for issuance under the Amended Plan is advisable to provide additional shares for grants to our officers, key employees and directors, including for the option (the “Option”) issued to Mr. Grimstad under the 2018 Incentive Plan pursuant to an option agreement between the Company and Mr. Grimstad dated January 3, 2020 (the “Option Agreement”), exercisable for 9,572,397 shares of Common Stock. See “—New Plan Benefits Table.” Thus, the Board approved the Amended Plan, which increases by 13,500,000 the number of shares of Common Stock that may be issued pursuant to awards thereunder and extends the evergreen provisions, subject to approval by our stockholders at the Annual Meeting.

If the Amended Plan is not approved by our stockholders, the 2018 Incentive Plan will remain in effect, but we will not have sufficient shares of Common Stock authorized thereunder to permit Mr. Grimstad to exercise his Option upon its vesting, and he shall be paid an amount in cash described below under “—New Plan Benefits Table.” As of April 27, 2020, the closing price per share of the Common Stock was $1.09.

Extension of Evergreen Provisions. The Board also approved an extension of the term of the evergreen provisions of the 2018 Incentive Plan, which provide for automatic increases, on an annual basis, in the aggregate number of shares of Common Stock reserved for issuance under the Amended Plan, so that they will now expire on January 1, 2030.

Equity Usage

In developing our share request for the Amended Plan and analyzing the impact of utilizing equity on our stockholders, the Board considered our equity usage and “overhang.” Equity usage provides a measure of the potential dilutive impact of our equity award programs. Set forth below is a table that reflects our equity usage for 2018 and 2019, as well as the average over those years.

Fiscal Year	Award Shares Granted	Basic Weighted Average Number of Shares of Common Stock Outstanding	Gross Equity Usage (1)
2019	5,306,083	72,404,020	7.3%
2018	1,495,972	15,745,065	9.5%
Two Year Average	3,401,028	44,074,543	7.7%

(1)	“Gross Equity Usage” is defined as the number of equity awards granted in the year divided by the basic weighted average number of common shares outstanding.

Overhang is a measure of potential dilution and is defined as the sum of (i) the total number of shares underlying all equity awards outstanding and (ii) the total number of shares available for future award grants, divided by: the sum of (a) the total number of shares underlying all equity awards outstanding; (b) the total number of shares available for future award grants; and (c) the basic weighted average common shares outstanding for the most recently completed fiscal year. Our overhang at January 1, 2020 was 13.99%. If the 13,500,000 shares proposed to be authorized for grant under the Amended Plan are included in the calculation, our overhang would have been 25.87% at January 1, 2020.

Description of the Amended Plan

We adopted the 2018 Incentive Plan (now the Amended Plan) in connection with the Landcadia Business Combination, pursuant to which cash and equity-based incentives may be granted to participating employees, directors and consultants. The principal purposes of the Amended Plan are to encourage profitability and growth through short-term and long-term incentives that are consistent with our objectives; to give participants an incentive for excellence in individual performance; to promote teamwork among participants; and to give us a significant advantage in attracting and retaining key employees, directors, and consultants. The Amended Plan provides for the grant of incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), non-qualified stock options, stock appreciation rights (“SARs”), restricted stock, restricted stock units, performance-based awards, and other stock-based or cash-based awards. A summary of the Amended Plan is set forth below. This summary of the Amended Plan is qualified by reference to the full text of the Amended Plan, which has been included as Appendix A and is incorporated by reference herein.

Administration. The Amended Plan is administered by the Board or by a committee that the Board designates for this purpose (referred to herein as the plan administrator). The plan administrator has the power to determine the terms of the awards granted under the Amended Plan, including the exercise price, the number of shares of Common Stock subject to each award, and the exercisability of the awards. The plan administrator also has the full power to determine the persons to whom and the time or times at which awards will be made and to make all other determinations and take all other actions advisable for the administration of the Amended Plan.

Eligibility for Participation. Certain employees, consultants, and directors are eligible to be granted awards under the Amended Plan, other than incentive stock options, which may be granted only to employees. There are currently approximately 450 employees and eight non-employee directors who would potentially be eligible to receive awards under the Amended Plan.

Shares Available for Awards. Subject to adjustment as provided in the Amended Plan, the number of shares of Common Stock reserved and available for issuance thereunder is 25,430,736, which is the sum of (i) 5,400,000 shares of Common Stock originally reserved for issuance under the Plan as of November 16, 2018, the date of approval of the 2018 Incentive Plan by the Company’s stockholders, plus (ii) an additional 2,701,777 shares of Common Stock added to the 2018 Incentive Plan effective as of January 1, 2019 pursuant to the evergreen provisions of the 2018 Incentive Plan, plus (iii) an additional 3,828,959 shares of Common Stock added to the 2018 Incentive Plan effective as of January 1, 2020 pursuant to the evergreen provisions of the 2018 Incentive Plan, plus (iv) an additional 13,500,000 shares of Common Stock added to the Amended Plan as of the date of the Board’s adoption of the Amended Plan.

In addition, the aggregate number of shares of Common Stock reserved and available for issuance under the Amended Plan will automatically increase on January 1st of each year, in an amount equal to five percent (5%) of the total number of outstanding shares of Common Stock on December 31st of the preceding calendar year. However, the plan administrator may act prior to January 1st of a given year to provide that there will be no January 1st increase for such year or that the increase for such year will be a lesser number of shares of Common Stock.

Award Limits. The aggregate grant date fair market value of shares of Common Stock subject to awards granted during any fiscal year to any non-employee director, when taken together with the cash fees paid to such non-employee director during the fiscal year (in each case, with respect to his or her service as a non-employee director), shall not exceed $750,000.

Stock Options. Under the Amended Plan, the plan administrator may grant participants incentive stock options, which qualify for special tax treatment in the United States, as well as non-qualified stock options. The plan administrator will establish the duration of each option at the time it is granted, with a maximum duration of 10 years from the grant date, and may also establish vesting performance requirements that must be met prior to the exercise of options. If on the date an outstanding option would expire, the exercise of the option would violate applicable securities laws or any insider trading policy maintained by the Company, the expiration date applicable to the option will be extended (except to the extent that such extension would violate Section 409A of the Code), to a date that is 30 calendar days after the date that the exercise of the option would no longer violate applicable securities laws or any such insider trading policy.

Stock option grants must have an exercise price per share that is equal to or greater than the fair market value of our Common Stock on the date of grant. Stock option grants may include provisions that permit the option holder to exercise all or part of the holder’s vested options, or to satisfy withholding tax liabilities, by tendering shares of Common Stock already owned by the option holder with a fair market value equal to the exercise price.

The maximum number of shares of Common Stock that may be issued pursuant to stock options that are intended to be incentive stock options is 25,430,736.

SARs. The plan administrator may also grant SARs, which will be exercisable upon the occurrence of certain contingent events. SARs may entitle the holder upon exercise to receive an amount in any combination of cash and shares of Common Stock (as determined by the plan administrator) equal in value to the excess of the fair market value of the shares of Common Stock covered by the SARs over the exercise price of the SARs.

Restricted Stock. The plan administrator may also grant restricted stock, which are awards of our shares of Common Stock that vest in accordance with the terms and conditions established by the plan administrator. The participant generally will have the rights of a stockholder of the Company with respect to the shares of restricted stock and may be entitled to receive dividends on such shares, as specified in the applicable award agreement.

Restricted Stock Units. Restricted stock units represent the right to receive shares of Common Stock at a specified date in the future, subject to forfeiture of such right. If the restricted stock unit has not been forfeited, then on the date specified in the restricted stock unit award agreement, the Company will deliver to the holder of the restricted stock unit unrestricted shares of Common Stock, which will be freely transferable.

Performance-Based Awards. Performance-based awards are denominated in shares of our Common Stock, stock units, or cash, and are linked to the satisfaction of performance criteria established by the plan administrator. The performance-based criteria applicable to such awards shall be determined by reference to any one or more of the following: earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; net operating profit after tax; cash flow; revenue; net revenues; sales; days sales outstanding; scrap rates; income; net income; operating income; net operating income; operating margin; earnings; earnings per share; return on equity; return on investment; return on capital; return on assets; return on net assets; total shareholder return; economic profit; market share; appreciation in the fair market value, book value or other measure of value of the Common Stock; expense or cost control; working capital; volume or production; new products; customer satisfaction; brand development; employee retention or employee turnover; employee satisfaction or engagement; environmental, health or other safety goals; individual performance; strategic objective milestones; days inventory outstanding; and any combination of, or a specified increase or decrease in, any of the foregoing.

Change in Control Provisions. The plan administrator may specify in an award agreement that an award will vest on an accelerated basis upon a participant’s termination of employment or service in connection with a change in control of the Company or upon the occurrence of any other event as set forth in the award agreement. If the Company is party to an agreement that is reasonably likely to result in a change in control, such agreement may provide for: (i) the continuation of any awards by the Company, if the Company is the surviving corporation; (ii) the assumption or substitution of equivalent awards for any awards by the surviving corporation or its parent or subsidiary; or (iii) the settlement of any awards for the fair market value of a share of Common Stock upon a change in control (less, as applicable, the per share exercise or grant price), or, if the per share exercise or grant price exceeds the fair market value upon a change in control or if the plan administrator determines that an award cannot reasonably become vested pursuant to its terms, that such awards will terminate and be cancelled.

Amendment and Termination. The Board or the plan administrator may amend, alter or terminate the Amended Plan, but no amendment, alteration or termination of the Amended Plan may impair the rights of any participant with respect to outstanding awards without the participant’s consent. Stockholder approval of an amendment, alteration or termination will be obtained to increase the aggregate share limit and annual award limits (subject to adjustment as described above). The Amended Plan is unlimited in duration, but no awards may be granted under the Amended Plan on or after the tenth anniversary of the date that it is approved by the Company’s stockholders.

Certain U.S. Federal Income Tax Effects

The following is a brief summary of the United States federal income tax treatment generally applicable to awards under the Amended Plan. The description is based on current federal tax laws, rules and regulations, which are subject to change, and does not purport to be a complete description of the federal income tax aspects of the Amended Plan. A participant may also be subject to state and local taxes.

Nonqualified Stock Options. An optionee subject to United States federal income tax will generally not recognize taxable income for United States federal income tax purposes upon the grant of a nonqualified stock option. Rather, at the time of exercise of the nonqualified stock option, the optionee will recognize ordinary income, and the Company will be entitled to a deduction, in an amount equal to the excess of the fair market value of the shares of Common Stock on the date of exercise over the exercise price. If the shares of Common Stock acquired upon the exercise of a nonqualified stock option are later sold or exchanged, then the difference between the amount received upon such sale or exchange and the fair market value of such shares on the date of such exercise will generally be taxable as long-term or short-term capital gain or loss (if the shares are a capital asset of the optionee), depending upon the length of time such shares were held by the optionee.

Incentive Stock Options. An optionee subject to United States federal income tax will generally not recognize taxable income for United States federal income tax purposes upon the grant of an incentive stock option (within the meaning of Section 422 of the Code) and the Company will not be entitled to a deduction at that time. If the incentive stock option is exercised during employment or within 90 days following the termination thereof (or within one year following termination, in the case of a termination of employment due to retirement, death or disability, as such terms are defined in the Amended Plan), the optionee will not recognize any income and the Company will not be entitled to a deduction. The excess of the fair market value of the shares of Common Stock on the exercise date over the exercise price, however, is includible in computing the optionee’s alternative minimum taxable income.

Generally, if an optionee disposes of shares acquired by exercising an incentive stock option either within two years after the date of grant or one year after the date of exercise, the optionee will recognize ordinary income, and the Company will be entitled to a deduction, in an amount equal to the excess of the fair market value of the shares on the date of exercise (or the sale price, if lower) over the exercise price. The balance of any gain or loss will generally be treated as a capital gain or loss to the optionee. If the shares of Common Stock are disposed of after the two-year and one-year periods described above, the Company will not be entitled to any deduction, and the entire gain or loss for the optionee will be treated as a capital gain or loss.

SARs. A participant subject to United States federal income tax who is granted a SAR will not recognize ordinary income for United States federal income tax purposes upon receipt of the SAR. At the time of exercise, however, the participant will recognize ordinary income equal to the value of any cash received and the fair market value on the date of exercise of any shares of Common Stock received. The Company will not be entitled to a deduction upon the grant of a SAR, but generally will be entitled to a deduction for the amount of income the participant recognizes upon the participant’s exercise of the SAR. The participant’s tax basis in any shares of Common Stock received will be the fair market value on the date of exercise and, if the shares are later sold or exchanged, then the difference between the amount received upon such sale or exchange and the fair market value of the shares on the date of exercise will generally be taxable as long-term or short-term capital gain or loss (if the shares are a capital asset of the participant) depending upon the length of time such shares were held by the participant.

Restricted Stock. A participant subject to United States federal income tax generally will not be taxed upon the grant of a restricted stock award, but rather will recognize ordinary income for United States federal income tax purposes in an amount equal to the fair market value of the shares at the time the restricted stock is no longer subject to a substantial risk of forfeiture (within the meaning of the Code). The Company generally will be entitled to a deduction at the time when, and in the amount that, the participant recognizes ordinary income on account of the lapse of the restrictions. A participant’s tax basis in the shares will equal his or her fair market value at the time the restrictions lapse, and the participant’s holding period for capital gains purposes will begin at that time. Any cash dividends paid on the shares before the restrictions lapse will be taxable to the participant as additional compensation (and not as dividend income). Under Section 83(b) of the Code, a participant may elect to recognize ordinary income at the time the restricted shares are awarded in an amount equal to their fair market value at that time, notwithstanding the fact that such shares are subject to restrictions and a substantial risk of forfeiture. If such an election is made, no additional taxable income will be recognized by such participant at the time the restrictions lapse, the participant will have a tax basis in the restricted shares equal to their fair market value on the date of their award, and the participant’s holding period for capital gains purposes will begin at that time. The Company generally will be entitled to a tax deduction at the time when, and to the extent that, ordinary income is recognized by such participant.

Restricted Stock Units. A participant subject to United States federal income tax who is granted a restricted stock unit will not recognize ordinary income for United States federal income tax purposes upon the receipt of the restricted stock unit, but rather will recognize ordinary income in an amount equal to the fair market value of the shares of Common Stock at the time of settlement, and the Company will have a corresponding deduction at that time.

Other Stock-Based and Other Cash-Based Awards. In the case of other stock-based and other cash-based awards, depending on the form of the award, a participant subject to United States federal income tax will not be taxed upon the grant of such an award, but, rather, will recognize ordinary income for United States federal income tax purposes when such an award vests or otherwise is free of restrictions. In any event, the Company will be entitled to a deduction at the time when, and in the amount that, a participant recognizes ordinary income.

Deductibility Limit on Compensation in Excess of $1 Million. Section 162(m) of the Code generally limits the deductible amount of total annual compensation paid by a public company to each “covered employee” to no more than $1 million.

New Plan Benefits Table

The following nonqualified stock option awards were granted under the Amended Plan to the executive officer named below, all current executive officers as a group, all current non-employee directors as a group, and all other employees, respectively, contingent upon the approval of the stockholders of the Amended Plan:

Name and Position	Number of Shares Underlying Non-Qualified Option		Exercise Price per Share
Carl A. Grimstad (1)	9,572,397	(2)	$0.37	(3)
Chief Executive Officer and Chairman
All current executive officers as a group (1)	9,572,397	(2)	$0.37	(3)
All current non-employee directors as a group	—		—
All current non-executive officer employees as a group	—		—

(1)	Mr. Grimstad commenced employment with the Company as its Chief Executive Officer on January 3, 2020.
(2)

The Option shall vest (any date on which the Option vests, in whole or in part, a “Vesting Date”) 50% on January 3, 2021 and 50% on January 3, 2022 (in each case, subject to Mr. Grimstad’s employment agreement, dated January 3, 2020 (the “Grimstad Agreement”) not having been previously terminated), and shall fully vest upon (i) the consummation of a Corporate Change (as defined in the Grimstad Agreement) which occurs during the term of the Grimstad Agreement, which expires on January 3, 2022 (the “Term”), unless earlier terminated in accordance with the Grimstad Agreement or (ii) the date the Grimstad Agreement is terminated by Mr. Grimstad for Good Reason (as defined in the Grimstad Agreement) or by the Company for other than Misconduct (as defined in the Grimstad Agreement), and shall expire on January 3, 2025; provided, however, that the Option shall not be exercisable upon its vesting unless the stockholders of the Company shall have approved an amendment to the 2018 Incentive Plan to increase the number of shares of Common Stock available for awards under the 2018 Incentive Plan by an amount equal to at least the number of shares of Common Stock underlying the Option (the “Increase”); and provided, further, that if, on any date when Mr. Grimstad wishes to exercise a portion of the Option that has vested (an “Exercise Date”), the stockholders of the Company shall not have approved the Increase, the Company shall pay to Mr. Grimstad an amount in cash equal to (A) the number of shares for which the option has vested and for which Mr. Grimstad wishes to exercise the Option (the “Exercised Shares”), multiplied by (B) the excess, if any, of (1) the volume weighted average price of the Common Stock as reported by the primary stock exchange or market where the Common Stock is listed or quoted during the ten (10) trading day period ending on the trading day prior to such Exercise Date (or if not so listed or quoted, the fair market value of the Common Stock as determined in good faith by the Board) over (2) the exercise price of the Option, which amount shall be paid to Mr. Grimstad no later than fifteen (15) days following the applicable Exercise Date, and upon any such payment, the number of shares of Common Stock underlying the Option shall be reduced by the number of Exercised Shares.

If the Grimstad Agreement is terminated by Mr. Grimstad other than for Good Reason or by the Company in the event of Mr. Grimstad’s Misconduct, the vested portion of the Option shall remain exercisable until the expiration of the Option Period (as defined in the Option). If the Grimstad Agreement is terminated by the Company other than for Misconduct or by Mr. Grimstad for Good Reason, the Option shall accelerate and be vested in full. The Option expires on the fifth anniversary of the grant date. The tax consequences of the Option are detailed in the section above entitled, “Certain U.S. Federal Income Tax Effects – Nonqualified Stock Options.”

(3)	The exercise price per share of the Option is equal to $0.37, the fair market value of a share of Common Stock on the grant date.

The terms and number of stock options or other awards to be granted in the future under the Amended Plan are to be determined in the discretion of the plan administrator. Since no other determinations regarding awards or grants to be granted in the future have yet been made, the benefits or amounts that will be received by or allocated to the Company’s executive officers or other eligible employees or non-employee directors cannot be determined at this time.

Equity Compensation Plan Information

The following table summarizes information, as of December 31, 2019, for the equity compensation plans of the Company pursuant to which grants of options, restricted stock, restricted stock units or other rights to acquire shares may be granted from time-to-time.

	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a) (#)		Weighted average exercise price of outstanding options, warrants and rights (b) ($)		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c) (#)
Equity compensation plans approved by security holders:
Waitr, Inc. 2014 Stock Plan	356,992		$2.19		—
2018 Incentive Plan	3,271,368	(1)	$9.58	(2)	4,315,795
Equity compensation plans not approved by security holders	—		—		—

Total	3,628,360	(1)	$3.66	(2)	4,315,795

(1)	Includes 3,182,639 shares issuable upon the vesting of RSUs.
(2)	The weighted-average exercise price excludes RSUs, which have no exercise price.

The 2018 Incentive Plan provides for automatic increases in shares reserved for issuance on January 1 of each year, for a period of not more than ten years, commencing on January 1, 2019, in an amount equal to 5% of the total number of outstanding shares of the Company’s common stock on December 31 of the preceding calendar year.

Vote Required

The affirmative vote of a “majority” of votes cast by holders of our shares of common stock present in person or represented by proxy and entitled to vote at the Annual Meeting is required to approve the amendment and restatement of the 2018 Incentive Plan. Abstentions or “broker non-votes” will have no effect on the outcome of the vote of this proposal.

The Board of Directors unanimously recommends a vote “FOR” the amendment and restatement of the Waitr Holdings Inc. 2018 Omnibus Incentive Plan.

PROPOSAL NO. 3 – RATIFICATION OF THE SELECTION OF INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has selected Moss Adams LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020 and recommends that stockholders vote for ratification of such selection. Although we are not required by law to obtain such ratification from our stockholders, we have determined that it is desirable to do so. If our stockholders do not ratify the selection of Moss Adams LLP, the Audit Committee may reconsider its selection. The Audit Committee, in its discretion, may appoint a new independent registered public accounting firm at any time during the year if the Audit Committee believes that such a change would be in the best interests of the Company and our stockholders.

Moss Adams LLP has audited our consolidated financial statements since 2018. We expect that representatives of Moss Adams LLP will be present at the Annual Meeting to respond to appropriate questions and to make a statement if they so desire.

Principal Accountant Fees and Services

The following table shows the fees for professional services rendered to the Company by Moss Adams LLP and Marcum LLP for services in respect of the years ended December 31, 2019 and 2018.

	2019		2018
	Moss Adams		Moss Adams		Marcum
Audit Fees	$1,046,152	(1)	$497,523	(1)	$26,265	(2)
Audit-Related Fees	—		85,000	(3)	30,206	(4)
Tax Fees (5)	—		—		—
All Other Fees (6)	—		—		—

Total Fees	$1,046,152		$582,523		$56,471

(1)

Audit fees include fees associated with the annual audit of our consolidated financial statements, the reviews of our interim condensed consolidated financial statements, accounting and financial reporting consultations, and the issuance of consent and comfort letters in connection with registration statement filings with the SEC, and all services that are normally provided by the accounting firm in connection with statutory and regulatory filings or engagements. Audit fees in 2019 also consisted of professional services related to the audit of fair value for the Bite Squad Merger.

(2)	Audit fees include fees associated with the review of our first, second and third quarter reports on Form 10-Q for 2018.
(3)

Audit-related fees pertain to professional services for assurance and related services that are reasonably related to the performance of the audit of our financial statements and are not reported under “Audit fees.” These services include services and consultations related to the Landcadia Business Combination and related financial accounting and reporting standards for 2018.

(4)

Audit-related fees pertain to professional services for assurance and related services that are reasonably related to the performance of the audit of our financial statements and are not reported under “Audit fees.” These services include services and consultations related to the Company’s registration statements.

(5)	Tax fees included fees for tax advice and tax planning.
(6)	All other fees consist of permitted services other than those that meet the criteria described above.

All of the professional services described above were pre-approved by the Audit Committee or were pre-approved in accordance with the Audit Committee Pre-Approval Policy. The Audit Committee was provided with regular updates as to the nature of such services and fees paid for such services.

Policy on Pre-Approval of Services Performed by Independent Registered Public Accounting Firm

The Audit Committee is responsible for appointing, setting compensation and overseeing the work of the independent auditors. In recognition of this responsibility, the Audit Committee shall review and, in its sole discretion, pre-approve all audit and permitted non-audit services to be provided by the independent auditors as provided under the Audit Committee’s charter.

The Audit Committee has adopted a policy and procedures for the pre-approval of audit and non-audit services rendered by our independent registered public accounting firm. The policy generally requires pre-approval of specified services in the defined categories of audit services, audit-related services and tax services up to specified amounts. Pre-approval may also be given as part of the Audit Committee’s approval of the scope of the engagement of the independent registered public accounting firm or on an individual, explicit, case-by-case basis before the independent registered public accounting firm is engaged to provide each service. The pre-approval of services may be delegated to one or more of the Audit Committee’s members, but the decision must be reported to the full Audit Committee at its next scheduled meeting.

Vote Required

The affirmative vote of a “majority” of votes cast by holders of our shares of common stock present in person or represented by proxy and entitled to vote at the Annual Meeting is required to ratify the appointment of Moss Adams LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020. Abstentions, including those by a bank or broker if you hold your shares in “street name,” will have no effect on the outcome of the vote. If you are a beneficial owner whose shares are held of record by a broker, your broker has discretionary voting authority under Nasdaq rules to vote your shares on this Proposal No. 3, even if the broker does not receive voting instructions from you.

The Board of Directors unanimously recommends a vote “FOR” the ratification of the selection of Moss Adams LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2020.

EXECUTIVE OFFICERS

Set forth below is a list and biographical information (except for Carl A. Grimstad, whose biography is listed in the section entitled “Information Regarding Director Nominees and Current Directors”) for each of our current executive officers.

Name	Age	Position(s) Held
Carl A. Grimstad	52	Chief Executive Officer and Chairman
Karl Meche	48	Chief Accounting Officer

Karl Meche, 48, has served as our Chief Accounting Officer since the Closing. Mr. Meche previously served as Principal Accounting Officer and Director of Accounting and Treasurer of Stone Energy Corporation (“Stone”), a publicly traded oil and gas company, from December 2014 through July 2018, as well as various other roles within Stone between January 2003 and December 2014. Prior to joining Stone, Mr. Meche held various positions with public accounting firms Deloitte & Touche, LLP, Arthur Andersen, LLP and Ernst & Young, LLP. Mr. Meche is a Certified Public Accountant in the State of Louisiana and holds a Master of Taxation degree from the University of Denver in Denver, Colorado and a Bachelor of Science degree in Accounting from the University of Southwestern Louisiana in Lafayette, Louisiana.

EXECUTIVE COMPENSATION

Our Named Executive Officers

For the year ended December 31, 2019, our Chief Executive Officer and our two other most highly compensated executive officers, who we refer to as our named executive officers, were:

•	Christopher Meaux, Vice-Chairman of the Board and our former Chief Executive Officer;

•	Adam Price, our former Chief Executive Officer;

•	Jeff Yurecko, our former Chief Financial Officer;

•	Damon Schramm, our former Chief Legal Officer; and

•	Simon Lee, our Chief Analytics Officer.

Our named executive officers for 2019 include Christopher Meaux and Adam Price, each of whom served as Chief Executive Officer of the Company during 2019. Additionally, our named executive officers include our two other most highly compensated executive officers for 2019 as well as our former Chief Financial Officer, Jeff Yurecko, for whom disclosure would have been provided as one of the two most highly compensated executive officers but for the fact that he was not serving as an executive officer at the end of 2019. Mr. Yurecko resigned as Chief Financial Officer of the Company effective November 1, 2019.

Summary Compensation Table

The following table summarizes the total compensation paid to or earned by each of the named executive officers for the fiscal years ended December 31, 2019 and 2018, as well as the grant date fair values of share-based compensation awarded to such officers during such fiscal years, calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“FASB ASC Topic 718”).

Name and Principal Position	Year	Salary ($)	Bonus ($)(a)	Stock Awards ($)(b)	Option Awards ($)(c)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)(d)	Total ($)
Christopher Meaux	2019	$453,461	$—	$—	$—	$—	$62,300	$515,761
Vice-Chairman of the Board and former Chief Executive Officer	2018	150,461	—	2,985,000	—	—	281,115	3,416,576

Adam Price	2019	291,287	50,000	3,167,436	—	—	—	3,508,723
Former Chief Executive Officer

Jeff Yurecko	2019	242,692	150,000	750,000	252,045	—	145,000	1,539,737
Former Chief Financial Officer

Damon Schramm	2019	292,692	—	850,004	100,817	—	91,511	1,335,024
Former Chief Legal Officer

Simon Lee	2019	222,115	50,000	1,000,006	—	—	—	1,272,121
Chief Analytics Officer

(a)	Reflects signing bonuses paid pursuant to offer letters with Mr. Price and Mr. Lee and a retention bonus in the case of Mr. Yurecko.
(b)	Reflects the grant date fair value of restricted stock units and restricted stock awards granted to the named executive officer in accordance with FASB ASC Topic 718.
(c)	Reflects the grant date fair value of stock option awards granted to the named executive officer in accordance with FASB ASC Topic 718.

(d)

The following table includes details of all other compensation for 2019. Additional discussion can be found under “Employment Agreements, Offer Letters and Separation Agreements with Named Executive Officers” below.

	Mr. Meaux	Mr. Price	Mr. Yurecko	Mr. Schramm	Mr. Lee
Auto and technology allowance	$25,200	$—	$—	$—	$—
Benefits allowance	9,600	—	—	—	—
Severance	20,000	—	145,000	—	—
Relocation allowance	—	—	—	66,213	—
Tax reimbursement	—	—	—	25,298	—
Director retainer fee	7,500	—	—	—	—

	$62,300	$—	$145,000	$91,511	$—

Employment Agreements, Offer Letters and Separation Agreements with Named Executive Officers

Christopher Meaux

On November 15, 2018, the Company entered into an employment agreement with Christopher Meaux (the “Meaux Agreement”), pursuant to which Mr. Meaux would serve as the Company’s Chief Executive Officer. The Meaux Agreement provided for an annual salary equal to $450,000 and a target annual cash bonus equal to $450,000, based upon the attainment of certain performance metrics determined by the Board. Pursuant to the Meaux Agreement, at the Closing, Mr. Meaux received a grant of 250,000 shares of restricted stock, subject to the terms of the 2018 Incentive Plan, which was scheduled to vest in three equal installments over a three-year period following the grant date.

Effective August 8, 2019, Christopher Meaux resigned as the Chief Executive Officer of the Company. Mr. Meaux continued to serve as Chairman of the Board until March 3, 2020, at which time he was appointed Vice-Chairman of the Board. On August 8, 2019, the Company entered into a Separation Agreement (the “Meaux Separation Agreement”) and a General Release with Mr. Meaux in connection with his resignation. Pursuant to the Meaux Separation Agreement, Mr. Meaux received a lump sum cash severance payment of $20,000 and vested on November 15, 2019 in one-third of the shares of restricted stock previously granted to him (equal to 83,333 shares of restricted stock), with the remaining two-thirds of the shares of restricted stock being forfeited automatically. Additionally, Mr. Meaux is continuing to receive base salary installments through the earlier of (i) May 31, 2020 and (ii) a Change in Control (as defined in the 2018 Incentive Plan), less applicable deductions and withholdings, and continued allowances for car and technology through the earlier of (i) May 31, 2020 and (ii) a Change in Control. Additionally, pursuant to the Meaux Separation Agreement, Mr. Meaux is receiving reimbursements of premiums for continued health insurance coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”) through December 31, 2020.

During 2019, Mr. Meaux also received a retainer fee for his services as a director in the amount of $7,500.

Under the Meaux Separation Agreement, Mr. Meaux continues to be bound by the restrictive covenants, including non-competition and non-solicitation covenants, set forth in the Meaux Agreement.

Adam Price

On August 13, 2019, the Company entered into an employment agreement with Adam Price (the “Price Agreement”), pursuant to which Mr. Price would serve as the Company’s Chief Executive Officer. The Price Agreement provided for an annual salary equal to $400,000 and a target annual cash bonus equal to $400,000, based upon the attainment of certain performance metrics determined by the Board. Pursuant to the Price Agreement, Mr. Price received an award of restricted stock units subject to the terms of the 2018 Incentive Plan, having a grant date Fair Market Value (as defined in the 2018 Incentive Plan) equal to $2,267,442. Such restricted stock unit award was scheduled to vest in three equal installments on the first, second and third anniversaries of the grant date, subject to Mr. Price’s continued employment through the applicable vesting date.

The grant date fair value of the restricted stock unit award discussed above and an additional restricted stock unit award granted to Mr. Price in February 2019 (with a Fair Market Value of $899,994 and a vesting schedule of three equal installments on the first, second and third anniversaries of the grant date) are included in the Summary Compensation Table above.

During 2019, Mr. Price received a signing bonus of $50,000 pursuant to an offer letter entered into by and between Mr. Price and the Company in February 2019 when Mr. Price joined the Company as Chief Logistics Officer. The signing bonus is reflected in the Summary Compensation Table in 2019.

On December 27, 2019, Mr. Price resigned his position as Chief Executive Officer of the Company and as a Class II member of the Board. Pursuant to the terms of the Price Agreement, Mr. Price received all accrued salary through the date of his resignation. All of his unvested restricted stock units were automatically forfeited on his resignation date.

Jeff Yurecko

On August 30, 2019, the Company entered into an employment agreement with Jeff Yurecko (the “Yurecko Agreement”), who had served as the Company’s Chief Financial Officer since April 2019. The Yurecko Agreement provided for an annual salary equal to $290,000, and a target annual cash bonus equal to $145,000, based upon the attainment of certain performance metrics determined by the Board.

Pursuant to the Yurecko Agreement, Mr. Yurecko received an award of restricted stock units subject to the terms of the 2018 Incentive Plan, having a grant date Fair Market Value equal to $500,000. Such restricted stock unit award was scheduled to vest in three equal installments on the first, second and third anniversaries of the grant date, subject to Mr. Yurecko’s continued employment through the applicable vesting dates.

The grant date fair value of the restricted stock unit award discussed above and an additional restricted stock unit award granted to Mr. Yurecko in May 2019 (with a Fair Market Value of $250,000 and a vesting schedule of three equal installments on the first, second and third anniversaries of February 1, 2019) are included in the Summary Compensation Table above. Additionally, Mr. Yurecko received a grant of stock options on February 1, 2019, pursuant to the 2018 Incentive Plan (with a Fair Market Value of $252,045 and a vesting schedule of three equal installments on the first, second and third anniversaries of the grant date), which is included in the Summary Compensation Table above.

During 2019, Mr. Yurecko received a retention bonus of $150,000, half of which was received at the closing of the Bite Squad Merger and half of which was received 90 days later subject to his continued employment with the Company through such date.

On November 1, 2019, Mr. Yurecko resigned his position as Chief Financial Officer of the Company. On November 1, 2019, the Company entered into a Separation Agreement (the “Yurecko Separation Agreement”) and a General Release with Mr. Yurecko in connection with his resignation. Pursuant to the Yurecko Separation Agreement, Mr. Yurecko received a lump sum cash severance payment of $145,000 which is included in All Other Compensation in the Summary Compensation Table above. All of Mr. Yurecko’s unvested restricted stock units and stock options were automatically forfeited on his resignation date.

Damon Schramm

On August 30, 2019, the Company entered into an employment agreement with Damon Schramm (the “Schramm Agreement”), pursuant to which Mr. Schramm continued to serve as the Company’s Chief Legal Officer. The Schramm Agreement had an indefinite term that continued until terminated in accordance with its terms. The Schramm Agreement provided for an annual base salary equal to $300,000, and a target annual cash bonus opportunity equal to 50% of base salary, based upon the attainment of certain performance metrics established by the Board.

Pursuant to the Schramm Agreement, Mr. Schramm received an award of restricted stock units subject to the terms of the 2018 Incentive Plan, having a grant date Fair Market Value equal to $750,000. Such restricted stock unit award was scheduled to vest in three equal installments on the first, second and third anniversaries of the grant date, subject to Mr. Schramm’s continued employment through the applicable vesting dates.

The grant date fair value of the restricted stock unit award discussed above and an additional restricted stock unit award granted to Mr. Schramm in May 2019 (with a Fair Market Value of approximately $100,000 and a vesting schedule of three equal installments on the first, second and third anniversaries of February 1, 2019) are included in the Summary Compensation Table above. Additionally, Mr. Schramm received a grant of stock options on February 1, 2019, pursuant to the 2018 Incentive Plan (with a Fair Market Value of approximately $100,000 and a vesting schedule of three equal installments on the first, second and third anniversaries of the grant date), which is included in the Summary Compensation Table above.

During 2019, Mr. Schramm also received total reimbursement for relocation expenses and related income taxes in the amount of $91,511.

On April 28, 2020, Mr. Schramm resigned his position as Chief Legal Officer of the Company. Contemporaneous with his resignation, the Company entered into a Separation Agreement (the “Schramm Separation Agreement”) and a General Release with Mr. Schramm. Pursuant to the Schramm Separation Agreement, Mr. Schramm is entitled to receive a lump sum cash payment of $150,000, less applicable deductions and withholdings. Other than as described in this paragraph, Mr. Schramm has no further rights or benefits owed to him by the Company.

Simon Lee

On January 26, 2019, the Company entered into an employment offer letter with Simon Lee (the “Lee Offer Letter”) pursuant to which Mr. Lee is serving as the Company’s Chief Analytics Officer, effective February 1, 2019. The Lee Offer Letter has an indefinite term that will continue until terminated in accordance with its terms. The Lee Offer Letter provides for an annual base salary equal to $250,000, and a target annual cash bonus opportunity equal to 50% of base salary, based upon the attainment of certain performance metrics established by the Board. Additionally, the Lee Offer Letter provided for a signing bonus equal to $50,000, which Mr. Lee received in 2019, and which is reflected in the Summary Compensation Table. The signing bonus is subject to repayment if Mr. Lee leaves employment with the Company on his own accord for any reason prior to the 18-month anniversary of his start date of February 1, 2019.

Mr. Lee will be able to participate in the same incentive compensation and benefit plans in which other senior executives of the Company are eligible to participate. Pursuant to the Lee Offer Letter, Mr. Lee received an award of restricted stock units on February 1, 2019 (the “Initial Award”) subject to the terms of the 2018 Incentive Plan, having a grant date Fair Market Value of approximately $500,000. Such restricted stock units vest in three equal installments on the first, second and third anniversaries of the grant date, subject to Mr. Lee’s continued employment through the applicable vesting dates. In addition to the Initial Award, commencing on the first anniversary of his start date and each subsequent anniversary thereafter, Mr. Lee is eligible to receive additional awards under the 2018 Incentive Plan with an approximate grant date fair value equal to $350,000.

In addition to the Initial Award discussed above, Mr. Lee received a restricted stock unit award on August 29, 2019 (with a Fair Market Value of approximately $500,000 and a vesting schedule of three equal installments on the first, second and third anniversaries of the grant date), both of which are included in the Summary Compensation Table above.

Outstanding Equity Awards at 2019 Fiscal Year-End

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that have not Vested		Market Value of Shares or Units of Stock that have not yet Vested (a)
Christopher Meaux	—	—		—	—	—	—		—
Adam Price	—	—		—	—	—	—		—
Jeff Yurecko	—	—		—	—	—	—		—
Damon Schramm	—	16,393	(b)	—	$12.20	2/1/2029	11,050	(c)	$3,558
							384,616	(d)	123,846
Simon Lee	—	—		—	—	—	40,984	(c)	$13,197
							256,411	(d)	82,564

a)

Amounts represent the market value of unvested restricted stock units, based on the closing price of our common stock on December 31, 2019, the last trading day of the last completed fiscal year, of $0.322 per share.

b)	The stock option award held by Damon Schramm vests in three substantially equal installments on each of the first three anniversaries of February 1, 2019.
c)	The restricted stock unit awards held by Damon Schramm and Simon Lee vest in three substantially equal installments on each of the first three anniversaries of February 1, 2019.
d)	The restricted stock unit awards held by Damon Schramm and Simon Lee vest in three substantially equal installments on each of the first three anniversaries of August 29, 2019.

Potential Payments upon Termination or Change-in-Control

The restricted stock unit award agreement entered into with Mr. Lee provides that in the event of a Change in Control (as defined in the 2018 Incentive Plan), all of the participant’s unvested units granted under such award agreement shall vest immediately in full upon the effective date of the Change in Control.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Indemnification of Officers and Directors

Our Charter contains provisions that limit the liability of our directors for monetary damages to the fullest extent permitted by Delaware law. Consequently, our directors will not be personally liable to us or our stockholders for monetary damages resulting from any breach of their fiduciary duties as directors, except liability for the following:

•	any breach of their duty of loyalty to the Company or our stockholders;

•	any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

•	unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law (the “DGCL”); or

•	any transaction from which they derived an improper personal benefit.

Any amendment to, or repeal of, these provisions will not eliminate or reduce the effect of these provisions in respect of any act, omission or claim that occurred or arose prior to that amendment or repeal. If the DGCL is amended to provide for further limitations on the personal liability of directors of corporations, then the personal liability of our directors will be further limited to the greatest extent permitted by the DGCL.

Our Bylaws provide that we will indemnify, to the fullest extent permitted by law, any person who is or was a party or is threatened to be made a party to any action, suit or proceeding by reason of the fact that he or she is or was one of our directors or officers or is or was serving at our request as a director or officer of another corporation, partnership, joint venture, trust, or other enterprise. Our Bylaws also provide that we must advance expenses incurred by or on behalf of a director or officer in advance of the final disposition of any action or proceeding, subject to very limited exceptions.

Further, we have entered into indemnification agreements with each of our directors and executive officers that may be broader than the specific indemnification provisions contained in the DGCL. These indemnification agreements require us, among other things, to indemnify our directors and executive officers against liabilities that may arise by reason of their status or service and to advance all expenses incurred by them in investigating or defending any such action, suit, or proceeding.

We believe that these bylaw provisions and indemnification agreements are necessary to attract and retain qualified persons as officers and members of the Board. We also maintain directors’ and officers’ liability insurance.

Policies and Procedures for Related Party Transactions

Related Party Transaction Policy

The Board has adopted a written Related Party Transaction Policy (the “Policy”) governing the review, approval and ratification of transactions that involve related persons and potential conflicts of interest. Related persons include the Company’s officers, directors and director nominees, holders of more than five percent (5%) of a class of the Company’s voting securities, and immediate family members of the foregoing persons. A “related party transaction” means a transaction or series of transactions in which the Company was, is or will be a participant and the amount involved will or may be expected to exceed $120,000, and in which a related party has a direct or indirect material interest. Examples include sales, purchases or other transfers of real or personal property, use of property and equipment by lease or otherwise, services received or furnished, the borrowing and lending of funds, as well as guarantees of loans or other undertakings; and the employment by the Company of an immediate family member of a related party, or a material change in the terms or conditions of the employment of such an individual.

The Audit Committee has the authority to (i) determine categories of related party transactions that are immaterial and are not required to be individually reported to, reviewed by, and/or approved by the Audit Committee and (ii) approve in advance categories of related party transactions that need not be individually reported to, reviewed by, and/or approved by the Audit Committee, but instead may be reported to and reviewed by the Audit Committee collectively on a periodic basis.

According to the Policy, the following transactions do not constitute related party transactions due to their nature, size and/or degree of significance to the Company and therefore do not require approval:

•	Any transaction where the interest of a related party arises solely as a result of being a director or a less than 10% beneficial owner of another entity that is a party to the transaction.

•

Any transaction where the interest of any (a) person who is or was (since the beginning of the last fiscal year for which the Company has filed an Annual Report on Form 10-K and proxy statement, even if they do not presently serve in that role) an executive officer, director or nominee for election as a director, (b) greater than five percent (5%) beneficial owner of the Company’s common stock, or (c) Immediate Family Member (as defined below) of any of the foregoing (such party, a “Related Party”) arises solely as a result of being an employee (other than an executive officer) of another entity that is a party to the transaction, where (a) the Related Party and all other Related Parties own in the aggregate less than a five percent (5%) equity or similar ownership interest in such entity, (b) the Related Party and his or her spouse, parents, stepparents, children, stepchildren, siblings, mothers- and fathers-in-law, sons- and daughters-in-law, and brothers- and sisters-in-law and anyone residing in such person’s home (other than a tenant or employee) (such party, an “Immediate Family Member”) are not involved in the negotiations of the terms of the transaction and do not receive any special benefits as a result of the transaction and (c) the amount involved in the transaction equals less than the greater of $1,000,000 or 2% of the consolidated annual gross revenues of the other entity that is a party to the transaction (and of which the Related Party is an employee).

•

Any employment by the Company of an executive officer of the Company, so long as (a) the related compensation is required to be reported in the Company’s proxy statement under applicable compensation disclosure requirements (generally applicable to “named executive officers”) or (b) the executive officer is not an Immediate Family Member of another executive officer or director of the Company, or nominee for director, and the related compensation would be reported in the Company’s proxy statement under applicable disclosure requirements if the executive officer was a “named executive officer,” and the Compensation Committee approved (or recommended that the Board approve) such compensation.

•	Any compensation paid to a director if the compensation is required to be reported in the Company’s proxy statement under applicable compensation disclosure requirements.

•

A transaction where the rates or charges involved are determined by competitive bids, or a transaction involving the rendering of services as a common or contract carrier, or public utility, at rates or charges fixed in conformity with law or governmental authority.

•	A transaction involving services as a bank depositary of funds, transfer agent, registrar, trustee under a trust indenture, or similar services.

•

A transaction in which the interest of the Related Party arises solely from ownership of a class of equity securities of the Company where all holders of that class of equity securities receive the same benefit on a pro rata basis.

Audit Committee Review and Approval

The Audit Committee has the primary responsibility for reviewing and approving “related party transactions.” The Audit Committee may delegate its authority to review and approve specified related party transactions or categories of related party transactions (other than a transaction involving a member of the Audit Committee) to one or more members of the Audit Committee where the Audit Committee determines that such action is warranted. The Audit Committee may also delegate its authority to review and approve specified related party transactions or categories of related party transactions to our CEO and CFO, acting collectively (other than transactions involving any such delegated officer or a director). Any determinations made by such Audit Committee member or members or by officers pursuant to such delegated authority shall be promptly reported to the full Audit Committee, which may ratify or reverse such determination, as it deems appropriate.

In connection with the approval or ratification of a related party transaction, the Audit Committee shall consider all relevant facts and circumstances relating to whether the transaction is in our best interests, including consideration of the following factors:

•	the Related Party’s relationship to the Company and interest in the transaction;

•	the material facts of the transaction, including the aggregate value of such transaction or, in the case of indebtedness, the amount of principal involved;

•	the benefits to the Company of the transaction;

•	if applicable, the availability of other sources of comparable products, services or capital;

•	an assessment of whether the transaction is on terms that are comparable to the terms available to or from an unrelated third party or to employees generally;

•	whether the transaction is in the ordinary course of business;

•	whether a transaction has the potential to impair director independence; and

•	whether the transaction constitutes a conflict of interest.

The Audit Committee has the obligation to notify our Board in writing on a quarterly basis of any and all related party transactions approved by the Audit Committee.

Other Transactions

Convertible Promissory Note

On August 21, 2018, Landcadia issued a convertible promissory note (the “Convertible Note”) to Fertitta Entertainment, Inc. (“FEI Sponsor”) that provided for the FEI Sponsor to advance to Landcadia, from time to time, up to $1,500,000 for ongoing expenses prior to the Closing. The Convertible Note was non-interest bearing and was payable on the earlier of (i) the completion by Landcadia of an initial business combination or (ii) December 14, 2018. At the option of the FEI Sponsor, any amounts outstanding under the Convertible Note could be converted into warrants to purchase shares of Landcadia’s Class A common stock at a conversion price of $0.50 per warrant and each warrant would entitle the FEI Sponsor to purchase one-half of one share of Class A common stock at an exercise price of $5.75 per half share, commencing 30 days after the completion of Landcadia’s initial business combination. The Company drew $1,500,000 on the Convertible Note and, at the Closing, the Company repaid the FEI Sponsor $1,250,000 in cash and issued to the FEI Sponsor 75,000 shares of common stock in full satisfaction of the loan.

Financial Advisory Fees and Deferred Discount

Jefferies LLC, an affiliate of Jefferies Financial Group Inc. (“JFG Sponsor” and, together with the FEI Sponsor, the “Sponsors”), was an underwriter in Landcadia’s initial public offering (the “IPO”) and received an underwriting discount of $2,125,000 at the closing of the IPO. In connection with the Closing, Jefferies LLC received an additional fee for its role as an underwriter of $3,718,750 payable from the trust account.

In addition, Landcadia paid Jefferies an aggregate fee of approximately $4,500,000 for its financial advisory services in connection with the Landcadia Business Combination and $1,700,000 in connection with its engagement as placement agent for the Debt Financing (as defined below) in connection with the Closing.

Private Placement Warrant Exchange

In connection with the Closing, Luxor agreed to (a) provide a senior secured first priority term loan facility to the Company’s wholly owned subsidiary in the aggregate principal amount of $25,000,000 (the “Debt Facility”) and (b) purchase from the Company an aggregate principal amount of $60,000,000 of the Company’s convertible promissory notes (the “Luxor Notes” and together with the Debt Facility, the “Debt Financings”). In connection with the Debt Financings, on November 15, 2018, each of the Sponsors exchanged the 14,000,000 private placement warrants, each of which entitled the holder thereof to purchase one-half of one share of common stock at a price of $11.50 per share (the “Sponsor Warrants”), held by them for 1,600,000 shares of the Company’s common stock.

Amended and Restated Registration Rights Agreement

On November 15, 2018, in connection with the Closing, the Company entered into an amended and restated registration rights agreement (the “A&R Registration Rights Agreement”) with the Sponsors and the investors named on the signature pages thereto (collectively, the “Investors”) that amended and restated that certain registration rights agreement, dated May 25, 2016, by and among Landcadia and certain of its initial investors. The A&R Registration Rights Agreement provided certain registration rights to the Investors and provided that the Company would, not later than 120 days after the Closing, file a registration statement covering (i) the shares of common stock issued at the Closing upon conversion of the shares of Landcadia’s Class F common stock (the “founder shares”), (ii) the private placement warrants (including any common stock issued or issuable upon exercise of any such private placement warrants) and (iii) the Company’s shares issued to former securityholders of Waitr at the Closing. Subject to certain exceptions, the Company paid all Registration Expenses (as defined in the A&R Registration Rights Agreement).

Credit Agreement and Convertible Notes Agreement

On November 15, 2018, in connection with the Landcadia Business Combination, the Company entered into the Credit Agreement, and on January 17, 2019, in connection with the Bite Squad Merger, the Company entered into an amendment to the Credit Agreement with Luxor Capital and an amendment to the Convertible Notes Agreement with the Luxor Entities. On May 21, 2019, in connection with the Offering, the Company entered into a second amendment to the Credit Agreement with Luxor Capital and a second amendment to the Convertible Notes Agreement with the Luxor Entities. Jonathan Green, a board member of the Company, is a partner at Luxor Capital.

Consulting Agreements

At the Closing, each of Steven L. Scheinthal (the former Vice President, General Counsel and Secretary of Landcadia and a current director of the Company) and Richard H. Liem (the former Vice President and Chief Financial Officer of Landcadia) (each, a “consultant”) entered into a consulting agreement with the Company (the “Consulting Agreements”) with a term of one year. Pursuant to the Consulting Agreements, each consultant, at the direction of the Board or Chief Executive Officer of the Company, was to provide expertise, advice and assistance on such projects as reasonably requested, not to exceed 15 hours per month. In consideration of such services, the Consulting Agreements provided that each consultant receive 150,000 restricted shares of common stock under the 2018 Incentive Plan, with a one-year vesting period, subject to the consultant’s continued provision of services through such date. The restricted stock awards vested on November 15, 2019.

Lease Payments

During fiscal 2019, the Company paid $189,000 in lease payments to an entity owned 50% by Mr. Salehi’s brother, Kian Salehi-Moshaei, relating to the Bite Squad office in Minneapolis, Minnesota.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS, DIRECTORS AND MANAGEMENT

The following table sets forth information known to the Company regarding beneficial ownership of common stock as of April 22, 2020 by:

•	each person known by the Company to be the beneficial owner of more than 5% of outstanding common stock;

•	each of the Company’s current directors and current executive officers and each of the Company’s named executive officers; and

•	all current executive officers and directors of the Company as a group.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he or she possesses sole or shared voting or investment power over that security. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to options, warrants, restricted stock units and/or other rights held by that person that are currently exercisable and/or exercisable or will be settled upon vesting within 60 days after April 22, 2020 are deemed outstanding.

The beneficial ownership of the common stock of the Company is based on 86,686,594 shares of common stock issued and outstanding as of April 22, 2020.

Unless otherwise indicated, the Company believes that each person named in the table below has sole voting and investment power with respect to all shares of common stock beneficially owned by him.

	Number of Shares Beneficially Owned	Percentage of Outstanding Shares
Directors and Officers (1)
Christopher Meaux (2)	4,757,720	5.5%
Adam Price	—	—
Jeff Yurecko	55,082	0.1%
Damon Schramm (3)	23,147	*
Simon Lee	7,998	*
Carl A. Grimstad	—	—
Karl D. Meche (4)	11,212	*
Tilman Fertitta (5)	5,030,744	5.8%
Jonathan Green (6)	3,265,698	3.6%
Charles Holzer	—	—
Buford Ortale	—	—
Pouyan Salehi (7)	13,185	*
Steven L. Scheinthal (8)	205,744	0.2%
William Gray Stream (9)	1,577,700	1.8%
All Executive Officers and Directors as a group (11 individuals)	14,885,150	16.6%
Greater than 5% Stockholders
Fertitta Entertainment, Inc. (5)	4,000,000	4.6%
Jefferies Financial Group, Inc. (10)	4,648,501	5.4%
BlackRock Fund Advisors (11)	4,196,559	4.8%
Luxor Capital Group, L.P. (6)	6,168,603	6.7%

*	Less than 1%.

(1)

Except as described in the footnotes below and subject to applicable community property laws and similar laws, the Company believes that each person listed above has sole voting and investment power with respect to such shares. Unless otherwise indicated, the business address of each of the entities, directors and executives in this table is 214 Jefferson Street, Suite 200, Lafayette, Louisiana 70501.

(2)	The interests shown for Mr. Meaux include 3,843,708 shares held by Meaux Enterprises, LLC (“Meaux LLC”). Mr. Meaux has voting and dispositive control over the shares held by Meaux LLC.
(3)	The interests shown for Mr. Schramm include 5,464 shares of common stock subject to outstanding options that are exercisable within 60 days after April 22, 2020.
(4)	The interests shown for Mr. Meche consist of shares of common stock subject to outstanding options that are exercisable within 60 days after April 22, 2020.
(5)

The interests shown for Mr. Fertitta include 4,000,000 shares held directly by Fertitta Entertainment, Inc. Tilman J. Fertitta owns and controls Fertitta Entertainment, Inc. and has voting and dispositive control over the shares held by Fertitta Entertainment, Inc. Additionally, shares include 19,779 shares of common stock that are issuable within 60 days after April 22, 2020 upon the vesting of restricted stock units.

(6)

The interests held by Luxor Capital Group, LP (“Luxor Capital”) include (i) 845,195 shares of common stock, (ii) 399,726 shares of common stock issuable upon exercise of warrants held by investment funds affiliated with Luxor Capital (the “Luxor Funds”), and (iii) 4,923,682 shares of common stock issuable upon conversion of the Luxor Notes held by the Luxor Funds. Luxor Capital may be deemed to beneficially own the shares held by each of the Luxor Funds. In addition, Jonathan Green, as a managing member and controlling person of the general partner of one of the Luxor Funds, may be deemed to beneficially own (i) 444,742 shares of common stock held by such fund, (ii) 210,336 shares of common stock issuable upon conversion of warrants held by such fund and (iii) 2,590,841 shares of common stock issuable upon conversion of the Luxor Notes held by such fund. Mr. Green’s beneficial ownership also includes 19,779 shares of common stock that are issuable within 60 days after April 22, 2020 upon the vesting of restricted stock units. The Luxor Funds will not have the right to convert the Luxor Notes to the extent that after giving effect to such conversion, Luxor Capital would beneficially own in excess of 9.99% of the shares of common stock outstanding immediately after giving effect to such conversion. Christian Leone, as a controlling person of Luxor Capital, may be deemed a beneficial owner of all the shares to be owned by Luxor Capital, and Jonathan Green, as a controlling person of the general partner of one of the Luxor Funds, may be deemed the beneficial owner of the shares to be owned by such fund. Mr. Leone and Mr. Green disclaim beneficial ownership except to the extent of their respective pecuniary interests therein. The business address of Luxor, Mr. Leone and Mr. Green is 1114 Avenue of the Americas, 28th Floor, New York, NY 10036.

(7)	The interests shown for Mr. Salehi consist of shares of common stock that are issuable within 60 days after April 22, 2020 upon the vesting of restricted stock units.
(8)	The interests shown for Mr. Scheinthal include 19,779 shares of common stock that are issuable within 60 days after April 22, 2020 upon the vesting of restricted stock units.
(9)

The interests shown for Mr. Stream include (i) 509,324 shares held by Stream Investment Holdings, LLC (“SIH”), (ii) 9,169 shares held by Stream Financial Services, LLC (“SFS”), (iii) 97,794 shares held by Sierra Pelican (“Sierra”), (iv) 617,049 shares held by Mithras, LLC (“Mithras”), (v) 100,000 shares held by Stream Family LP (“SF”) and (vi) 141,400 shares held by various trusts, including Matilda Gray Stream Trust FBO Geddings A. Hempel, Matilda Gray Stream Trust FBO Lillian Stream, Matilda Gray Stream Trust FBO M. Stream & Children, Matilda Gray Stream Trust FBO Matilda Stream, Matilda Gray Stream Trust FBO Fielder W. Hempel, Matilda Gray Stream Trust FBO Harold King Stream and Matilda Gray Stream Trust FBO Sanders Griffin Hempel (“the Stream Trusts”). Mr. Stream has voting and dispositive control over the shares held by each of SIH, SFS, Sierra, Mithras, SF and Stream Trusts and therefore may be deemed a beneficial owner of the shares held by such entities. Mr. Stream disclaims beneficial ownership of the shares held by such entities except to the extent of his pecuniary interest therein. Additionally, shares include 19,779 shares of common stock that are issuable within 60 days after April 22, 2020 upon the vesting of restricted stock units.

(10)	Based solely on a Schedule 13F filed on December 31, 2019 by Jefferies Financial Group Inc. (f/k/a Leucadia National Corporation), on behalf of itself and its controlled subsidiaries.

(11)

The number of shares held is based solely on information included in a Schedule 13G filed by BlackRock, Inc. on February 7, 2020. BlackRock, Inc. is an institutional investment management firm, and it has sole voting power as to 4,129,245 shares and sole dispositive power as to 4,196,559 shares. BlackRock, Inc.’s address is 55 East 52nd Street, New York, New York 10055.

ADDITIONAL INFORMATION

Stockholder Proposals

Stockholders who intend to have a proposal, including nominations for election to the Board, considered for inclusion in our proxy materials for our 2021 Annual Meeting of Stockholders pursuant to Rule 14a-8 under the Exchange Act must submit the proposal in writing to our Secretary at Waitr Holdings Inc., 214 Jefferson Street, Suite 200, Lafayette, Louisiana 70501 by no later than January 7, 2021 and otherwise comply with the requirements of the SEC for stockholder proposals.

Stockholders who intend to bring a proposal before the 2021 Annual Meeting of Stockholders, or to nominate persons for election as directors, in accordance with the advance notice provisions of our Bylaws, must give timely written notice to the Company’s Secretary of such proposal or nomination. To be timely, the notice must be delivered to the above address not later than the close of business on the 90th day nor earlier than the close of business on the 120th day before the anniversary date of the immediately preceding Annual Meeting; provided, however, that in the event that the Annual Meeting is called for a date that is not within 45 days before or after such anniversary date, notice by the stockholder to be timely must be so received no earlier than the close of business on the 120th day before the meeting and not later than the later of (x) the close of business on the 90th day before the meeting or (y) the close of business on the 10th day following the day on which public announcement of the date of the Annual Meeting is first made by the Company. Accordingly, to be timely, a notice must be received not later than March 18, 2021 nor earlier than February 16, 2021 (assuming the meeting is held not more than 45 days before or after June 16, 2021). Each notice must describe the stockholder proposal in reasonable detail and otherwise comply with the requirements set forth in our Bylaws.

Householding of Proxy Materials

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for Notices of Internet Availability of Proxy Materials or other Annual Meeting materials with respect to two or more stockholders sharing the same address by delivering a single Notice of Internet Availability of Proxy Materials or other Annual Meeting materials addressed to such stockholders. This delivery method is referred to as “householding” and can result in extra convenience for stockholders and cost savings for companies. This year, we will be “householding” our proxy materials. A single Notice of Internet Availability of Proxy Materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from affected stockholders prior to the mailing date. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate Notice of Internet Availability of Proxy Materials, or if you currently receive multiple copies and would like to request “householding” of your communications, please contacting the Company by phone at 1-337-534-6881 or by mail to Waitr Holdings Inc., 214 Jefferson Street, Suite 200, Lafayette, Louisiana 70501, Attn: Secretary. Upon written or oral request, we will promptly deliver separate proxy materials to any stockholders who receive one paper copy at a shared address.

Communications with the Board of Directors

All interested parties, including our stockholders, may contact one or more of our directors in his or her capacity as a member of the Board, or the Board as a whole, about bona fide issues or questions about Waitr, in writing via U.S. Mail or Expedited Delivery Service to the address below:

Waitr Holdings Inc.

214 Jefferson Street

Suite 200

Lafayette, Louisiana 70501

Attn: Secretary

Our Chief Legal Officer or Legal Department will review all incoming stockholder communications and, if appropriate, will forward such communications to the appropriate member(s) of the Board or, if none is specified, to the Chairman of the Board. Our Chief Legal Officer or Legal Department may decide in the exercise of its judgment whether a response to any stockholder communication is necessary.

Other Business

The Board knows of no other business that may come before the Annual Meeting. However, if any other matters are properly presented at the meeting, the proxy holders will vote upon them in accordance with their best judgment.

Incorporation by Reference

The information contained above under the caption “Audit Committee Report” shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor will such information be incorporated by reference into any future filing except to the extent that Waitr incorporates it by reference into such filing.

Annual Report on Form 10-K

A stockholder may obtain a copy of our 2019 Annual Report on Form 10-K, free of charge, by visiting our website at investors.waitrapp.com. Any stockholder who would like a copy of our 2019 Annual Report on Form 10-K, including the related financial statements and the financial statement schedules, may obtain one, without charge, by submitting a written request to the attention of our Secretary, Waitr Holdings Inc., 214 Jefferson Street, Suite 200, Lafayette, Louisiana 70501. Additionally, we will provide copies of the exhibits to the Annual Report on Form 10-K upon payment of a reasonable fee (which will be limited to our reasonable expenses in furnishing such exhibits).

APPENDIX A

WAITR HOLDINGS, INC.

AMENDED AND RESTATED

2018 OMNIBUS INCENTIVE PLAN

Section 1.     General.

The name of the Plan is the Waitr Holdings, Inc. Amended and Restated 2018 Omnibus Incentive Plan (the “Plan”). The Plan intends to: (i) encourage the profitability and growth of the Company through short-term and long-term incentives that are consistent with the Company’s objectives; (ii) give Participants an incentive for excellence in individual performance; (iii) promote teamwork among Participants; and (iv) give the Company a significant advantage in attracting and retaining key Employees, Directors, and Consultants. To accomplish such purposes, the Plan provides that the Company may grant Options, Stock Appreciation Rights, Restricted Shares, Restricted Stock Units, Performance-Based Awards (including performance-based Restricted Shares and Restricted Stock Units), Other Stock-Based Awards, Other Cash-Based Awards or any combination of the foregoing.

Section 2.     Definitions.

For purposes of the Plan, the following terms shall be defined as set forth below:

(a)    “Administrator” means the Board, or, if and to the extent the Board does not administer the Plan, the Committee appointed by the Board to administer the Plan in accordance with Section 3 of the Plan.

(b)    “Affiliate” means a Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the Person specified. An entity shall be deemed an Affiliate of the Company for purposes of this definition only for such periods as the requisite ownership or control relationship is maintained.

(c)    “Automatic Exercise Date” means, with respect to a Stock Appreciation Right, the last business day of the applicable term of the Stock Appreciation Right pursuant to Section 8(i).

(d)    “Award” means any Option, Stock Appreciation Right, Restricted Share, Restricted Stock Unit, Performance-Based Award, Other Stock-Based Award, or Other Cash-Based Award granted under the Plan.

(e)    “Award Agreement” means any agreement, contract, or other instrument or document evidencing an Award. Evidence of an Award may be in written or electronic form, may be limited to notation on the books and records of the Company and, with the approval of the Administrator, need not be signed by a representative of the Company or a Participant. Any Shares that become deliverable to the Participant pursuant to the Plan may be issued in certificate form in the name of the Participant or in book-entry form in the name of the Participant.

(f)    “Bylaws” means the bylaws of the Company, as may be amended and/or restated from time to time.

(g)    “Beneficial Owner” (or any variant thereof) has the meaning defined in Rule 13d-3 under the Exchange Act.

(h)    “Board” means the Board of Directors of the Company.

(i)    “Cause” shall have the meaning assigned to such term in any Company or Affiliate employment, severance, or similar agreement or Award Agreement with the Participant or, if no such agreement exists or the agreement does not define “Cause,” Cause means (i) any conduct, action or behavior by a Participant, whether or not in connection with the Participant’s employment, including, without limitation, the commission of any felony or a lesser crime involving dishonesty, fraud, misappropriation, theft, wrongful taking of property, embezzlement, bribery, forgery, extortion or other crime of moral turpitude, that has or may reasonably be expected to have a material adverse effect on the reputation or business of the Company, its Subsidiaries and Affiliates or which results in gain or personal enrichment of the Participant to the detriment of the Company, its Subsidiaries and Affiliates; (ii) a governmental authority has prohibited the Participant from working or being affiliated with the Company, its Subsidiaries and Affiliates or the business conducted thereby; (iii) the commission of any act by the Participant of gross negligence or malfeasance, or any willful violation of law, in each case, in connection with the Participant’s performance of his or her duties with the Company or a Subsidiary or Affiliate thereof; (iv) performance of the Participant’s duties in an unsatisfactory manner after a written warning and a ten (10) day opportunity to cure or failure to observe material policies generally applicable to employees after a written warning and a ten (10) day opportunity to cure; (v) breach of the Participant’s duty of loyalty to the Company Group; (vi) chronic absenteeism; (vii) substance abuse, illegal drug use, or habitual insobriety; or (viii) violation of obligations of confidentiality to any third party in the course of providing services to the Company, its Subsidiaries and Affiliates.

(j)    “Certificate of Incorporation” means the certificate of incorporation of the Company, as may be amended and/or restated from time to time.

(k)    “Change in Capitalization” means any (i) merger, consolidation, reclassification, recapitalization, spin-off, spin-out, repurchase or other reorganization or corporate transaction or event, (ii) extraordinary dividend (whether in the form of cash, Common Stock or other property), stock split or reverse stock split, (iii) combination or exchange of shares, (iv) other change in corporate structure, or (v) payment of any other distribution, which, in any such case, the Administrator determines, in its sole discretion, affects the Shares such that an adjustment pursuant to Section 5 of the Plan is appropriate.

(l)    “Change in Control” shall be deemed to have occurred if an event set forth in any one of the following paragraphs shall have occurred following the Effective Date:

(i)    any Person, other than the Company or a trustee or other fiduciary holding securities under an employee benefit plan of the Company, becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the combined voting power of the Company’s then outstanding securities, excluding any Person who becomes such a Beneficial Owner in connection with a transaction described in clause (A) of paragraph (iii) below or any acquisition directly from the Company; or

(ii)    the following individuals cease for any reason to constitute a majority of the number of Directors then serving on the Board: individuals who, during any period of two (2) consecutive years, constitute the Board and any new Director (other than a Director whose initial assumption of office is in connection with an actual or threatened election contest, including, but not limited to, a consent solicitation, relating to the election of Directors of the Company) whose appointment or election by the Board or nomination for election by the Company’s stockholders was approved or recommended by a vote of at least two-thirds (2/3) of the Directors then still in office who either were Directors at the beginning of the two (2) year period or whose appointment, election or nomination for election was previously so approved or recommended; or

(iii)    there is consummated a merger or consolidation of the Company or any Subsidiary thereof with any other corporation, other than a merger or consolidation (A) that results in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least fifty percent (50%) of the combined voting power of the voting securities of the Company (or such surviving entity or, if the Company or the entity surviving such merger is then a subsidiary, the ultimate parent thereof) outstanding immediately after such merger or consolidation, and (B) immediately following which the individuals who comprise the Board immediately prior thereto constitute at least a majority of the Board of the entity surviving such merger or consolidation or, if the Company or the entity surviving such merger is then a subsidiary, the ultimate parent thereof; or

(iv)    the consummation of a plan of complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the

Company’s assets, other than (A) a sale or disposition by the Company of all or substantially all of the Company’s assets to an entity, at least fifty percent (50%) of the combined voting power of the voting securities of which are owned directly or indirectly by stockholders of the Company following the completion of such transaction in substantially the same proportions as their ownership of the Company immediately prior to such sale or (B) a sale or disposition of all or substantially all of the Company’s assets immediately following which the individuals who comprise the Board immediately prior thereto constitute at least a majority of the board of directors of the entity to which such assets are sold or disposed or, if such entity is a subsidiary, the ultimate parent thereof.

For each Award that constitutes deferred compensation under Code Section 409A, a Change in Control (where applicable) shall be deemed to have occurred under the Plan with respect to such Award only if a change in the ownership or effective control of the Company or a change in ownership of a substantial portion of the assets of the Company shall also constitute a “change in control event” under Code Section 409A.

Notwithstanding the foregoing, a “Change in Control” shall not be deemed to have occurred by virtue of the consummation of any transaction or series of integrated transactions immediately following which the holders of Common Stock immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the assets of the Company immediately following such transaction or series of transactions.

(m)    “Change in Control Price” shall have the meaning set forth in Section 12 of the Plan.

(n)    “Code” means the Internal Revenue Code of 1986, as amended from time to time, or any successor thereto. Any reference in the Plan to any section of the Code shall be deemed to include any regulations or other interpretative guidance under such section, and any amendments or successor provisions to such section, regulations or guidance.

(o)    “Committee” means any committee or subcommittee the Board may appoint to administer the Plan. Subject to the discretion of the Board, the Committee shall be composed entirely of individuals who meet the qualifications of a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act and any other qualifications required by the applicable stock exchange on which the Common Stock is traded. If at any time or to any extent the Board shall not administer the Plan, then the functions of the Administrator specified in the Plan shall be exercised by the Committee. Except as otherwise provided in the Company’s Certificate of Incorporation or Bylaws, or any charter establishing the Committee, any action of the Committee with respect to the administration of the Plan shall be taken by a majority vote at a meeting at which a quorum is duly constituted or unanimous written consent of the Committee’s members.

(p)    “Common Stock” means the common stock, par value $0.0001 per share, of the Company.

(q)    “Company” means Waitr Holdings, Inc., a Delaware corporation (or any successor corporation, except as the term “Company” is used in the definition of “Change in Control” above).

(r)    “Consultant” means any consultant or independent contractor of the Company or an Affiliate thereof, in each case, who is not an Employee, Executive Officer, or non-employee Director.

(s)    “Disability” shall have the meaning assigned to such term in any individual employment, severance or similar agreement or Award Agreement with the Participant or, if no such agreement exists or the agreement does not define “Disability,” Disability means, with respect to any Participant, that such Participant (i) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, or (ii) is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, receiving income replacement benefits for a period of not less than three (3) months under an accident and health plan covering Employees of the Company or an Affiliate thereof.

(t)    “Director” means any individual who is a member of the Board on or after the Effective Date.

(u)    “Effective Date” shall have the meaning set forth in Section 19 of the Plan.

(v)    “Eligible Recipient” means: (i) an Employee; (ii) a non-employee Director; or (iii) a Consultant, in each case, who has been selected as an eligible recipient under the Plan by the Administrator. Notwithstanding the foregoing, to the extent required to avoid the imposition of additional taxes under Code Section 409A, “Eligible Recipient” means: an (1) Employee; (2) a non-employee Director; or (3) a Consultant, in each case, of the Company or a Subsidiary thereof, who has been selected as an eligible recipient under the Plan by the Administrator.

(w)    “Employee” shall mean an employee of the Company or an Affiliate thereof, as described in Treasury Regulation Section 1.421-1(h), including an Executive Officer or Director who is also treated as an employee.

(x)    “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

(y)    “Executive Officer” means each Participant who is an executive officer (within the meaning of Rule 3b-7 under the Exchange Act) of the Company.

(z)    “Exercise Price” means, with respect to any Award under which the holder may purchase Shares, the price per share at which a holder of such Award granted hereunder may purchase Shares issuable upon exercise of such Award.

(aa)    “Fair Market Value” as of a particular date shall mean: (i) if the Common Stock is admitted to trading on a national securities exchange, the fair market value of a Share on any date shall be the closing sale price reported for such share on such exchange on such date or, if no sale was reported on such date, on the last day preceding such date on which a sale was reported; (ii) if the Shares are not then listed on a national securities exchange, the average of the highest reported bid and lowest reported asked prices for the Shares as reported by the National Association of Securities Dealers, Inc. Automated Quotations System or such other quotation system for the last preceding date on which there was a sale of such stock ; or (iii) if the Shares are not then listed on a national securities exchange or traded in an over-the-counter market or the value of such Shares is not otherwise determinable, such value as determined by the Committee in good faith and in a manner not inconsistent with Code Section 409A.

(bb)    “Free Standing Rights” shall have the meaning set forth in Section 8(a) of the Plan.

(cc)    “Incentive Stock Option” means an Option that is intended to satisfy the requirements applicable to an “incentive stock option” described in Code Section 422.

(dd)    “Nonqualified Stock Option” means an Option that is not intended to be an Incentive Stock Option.

(ee)    “Option” means an option to purchase Shares granted pursuant to Section 7 of the Plan.

(ff)    “Original Effective Date” shall have the meaning set forth in Section 19 of the Plan.

(gg)    “Other Cash-Based Award” means a cash Award granted to a Participant under Section 11 of the Plan, including cash awarded as a bonus or upon the attainment of Performance Goals or otherwise as permitted under the Plan.

(hh)    “Other Stock-Based Award” means a right or other interest granted to a Participant under the Plan that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Common Stock, including, but not limited to, unrestricted Shares or dividend equivalents, each of which may be subject to the attainment of Performance Goals or a period of continued employment or other terms or conditions as permitted under the Plan.

(ii)    “Outstanding Shares” means the then outstanding shares of Common Stock of the Company, taking into account as outstanding for this purpose such Common Stock issuable upon the exercise of options or warrants, the conversion of convertible stock or debt, and the exercise of any similar right to acquire such Common Stock.

(jj)    “Participant” means any Eligible Recipient selected by the Administrator, pursuant to the Administrator’s authority provided for in Section 3 of the Plan, to receive grants of Options, Stock Appreciation Rights, Restricted Shares, Restricted Stock Units, Other Stock-Based Awards, Other Cash-Based Awards or any combination of the foregoing, and, upon his or her death, his or her successors, heirs, executors and administrators, as the case may be, solely with respect to any Awards outstanding at the date of the Eligible Recipient’s death.

(kk)    “Performance-Based Award” means any Award granted under the Plan that is subject to one or more performance goals. Any dividends or dividend equivalents payable or credited to a Participant with respect to any unvested Performance-Based Award shall be subject to the same performance goals as the Shares or units underlying the Performance-Based Award.

(ll)    “Performance Goals” means performance goals based on one or more of the following criteria: (i) earnings before interest and taxes; (ii) earnings before interest, taxes, depreciation and amortization; (iii) net operating profit after tax; (iv) cash flow; (v) revenue; (vi) net revenues; (vii) sales; (viii) days sales outstanding; (ix) scrap rates; (x) income; (xi) net income; (xii) operating income; (xiii) net operating income; (xiv) operating margin; (xv) earnings; (xvi) earnings per share; (xvii) return on equity; (xviii) return on investment; (xix) return on capital; (xx) return on assets; (xxi) return on net assets; (xxii) total shareholder return; (xxiii) economic profit; (xxiv) market share; (xxv) appreciation in the fair market value, book value or other measure of value of the Company’s Common Stock; (xxvi) expense or cost control; (xxvii) working capital; (xxviii) volume or production; (xxix) new products; (xxx) customer satisfaction; (xxxi) brand development; (xxxii) employee retention or employee turnover; (xxxiii) employee satisfaction or engagement; (xxxiv) environmental, health or other safety goals; (xxxv) individual performance; (xxxvi) strategic objective milestones; (xxxvii) days inventory outstanding; and (xxxviii) any combination of, or as applicable, a specified increase or decrease in, any of the foregoing. Where applicable, the Performance Goals may be expressed in terms of attaining a specified level of the particular criteria or the attainment of a percentage increase or decrease in the particular criteria, and may be applied to one or more of the Company or an Affiliate thereof, or a division or strategic business unit of the Company, or may be applied to the performance of the Company relative to a market index, a group of other companies or a combination thereof, all as determined by the Committee. The Performance Goals may include a threshold level of performance below which no payment shall be made (or no vesting shall occur), levels of performance at which specified payments shall be made (or specified vesting shall occur), and a maximum level of performance above which no additional payment shall be made (or at which full vesting shall occur).

(mm)    “Person” shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (i) the Company or any Subsidiary thereof, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any Subsidiary thereof, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, or (iv) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company.

(nn)    “Related Rights” shall have the meaning set forth in Section 8(a) of the Plan.

(oo)    “Restricted Shares” means an Award of Shares granted pursuant to Section 9 of the Plan subject to certain restrictions that lapse at the end of a specified period or periods.

(pp)    “Restricted Stock Unit” means a notional account established pursuant to an Award granted to a Participant, as described in Section 10 of the Plan, that is (i) valued solely by reference to Shares, (ii) subject to restrictions specified in the Award Agreement, and (iii) payable in cash or in Shares (as specified in the Award Agreement). The Restricted Stock Units awarded to the Participant will vest according to the time-based criteria or performance goals criteria specified in the Award Agreement.

(qq)    “Restricted Period” means the period of time determined by the Administrator during which an Award or a portion thereof is subject to restrictions or, as applicable, the period of time within which performance is measured for purposes of determining whether an Award has been earned.

(rr)    “Retirement” means a termination of a Participant’s employment, other than for Cause and other than by reason of death or Disability, on or after the attainment of age 65.

(ss)    “Rule 16b-3” shall have the meaning set forth in Section 3(a) of the Plan.

(tt)    “Shares” means shares of Common Stock reserved for issuance under the Plan, as adjusted pursuant to the Plan, and any successor (pursuant to a merger, consolidation or other reorganization) security.

(uu)    “Stock Appreciation Right” means the right pursuant to an Award granted under Section 8 of the Plan to receive an amount equal to the excess, if any, of (i) the aggregate Fair Market Value, as of the date such Award or portion thereof is surrendered, of the Shares covered by such Award or such portion thereof, over (ii) the aggregate Exercise Price of such Award or such portion thereof.

(vv)    “Subsidiary” means, with respect to any Person, as of any date of determination, any other Person as to which such first Person owns or otherwise controls, directly or indirectly, more than fifty percent (50%) of the voting shares or other similar interests or a sole general partner interest or managing member or similar interest of such other Person. An entity shall be deemed a Subsidiary of the Company for purposes of this definition only for such periods as the requisite ownership or control relationship is maintained. Notwithstanding the foregoing, in the case of an Incentive Stock Option or any determination relating to an Incentive Stock Option, “Subsidiary” means a corporation that is a subsidiary of the Company within the meaning of Code Section 424(f).

(ww)    “Substitute Award” shall mean an Award granted under the Plan upon the assumption of, or in substitution for, outstanding equity awards granted by a company or other entity in connection with a corporate transaction, such as a merger, combination, consolidation, or acquisition of property or stock; provided, however, that in no event shall the term “Substitute Award” be construed to refer to an award made in connection with the cancellation and repricing of an Option or Stock Appreciation Right.

Section 3.     Administration.

(a)    The Plan shall be administered by the Administrator and shall be administered in accordance with, to the extent applicable, Rule 16b-3 under the Exchange Act (“Rule 16b-3”).

(b)    Pursuant to the terms of the Plan, the Administrator, subject, in the case of any Committee, to any restrictions on the authority delegated to it by the Board, shall have the power and authority, without limitation:

(i)    to select those Eligible Recipients who shall be Participants;

(ii)    to determine whether and to what extent Options, Stock Appreciation Rights, Restricted Shares, Restricted Stock Units, Other Stock-Based Awards, Other Cash-Based Awards or a combination of any of the foregoing, are to be granted hereunder to Participants;

(iii)    to determine the number of Shares to be covered by each Award granted hereunder;

(iv)    to determine the terms and conditions, not inconsistent with the terms of the Plan, of each Award granted hereunder, including, but not limited to, (A) the restrictions applicable to Restricted Shares and Restricted Stock Units and the conditions under which restrictions applicable to such Restricted Shares and Restricted Stock Units shall lapse, (B) the Performance Goals and periods applicable to Awards, if any, (C) the Exercise Price of each Award, (D) the vesting schedule applicable to each Award, (E) the number of Shares subject to each Award and (F) subject to the requirements of Code Section 409A (to the extent applicable), any amendments to the terms and conditions of outstanding Awards, including, but not limited to, extending the exercise period of such Awards and accelerating the vesting schedule of such Awards;

(v)    to determine the terms and conditions, not inconsistent with the terms of the Plan, which shall govern all written instruments evidencing Options, Stock Appreciation Rights, Restricted Shares, Restricted Stock Units or Other Stock-Based Awards, Other Cash-Based Awards or any combination of the foregoing granted hereunder;

(vi)    to determine the Fair Market Value;

(vii)    to determine the duration and purpose of leaves of absence which may be granted to a Participant without constituting termination of the Participant’s employment for purposes of Awards granted under the Plan;

(viii)    to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall from time to time deem advisable;

(ix)    to reconcile any inconsistency in, correct any defect in and/or supply any omission in the Plan, any Award Agreement or other instrument or agreement relating to the Plan or an Award granted under the Plan; and

(x)    to construe and interpret the terms and provisions of the Plan and any Award issued under the Plan (and any Award Agreement relating thereto), and to otherwise supervise the administration of the Plan and to exercise all powers and authorities either specifically granted under the Plan or necessary and advisable in the administration of the Plan.

(c)    The Administrator shall have the right, from time to time, to delegate to one or more officers of the Company the authority of the Administrator to grant and determine the terms and conditions of Awards granted under the Plan, subject to the requirements of state law and such other limitations as the Administrator shall determine. In no event shall any such delegation of authority be permitted with respect to Awards to any members of the Board or to any Eligible Recipient who is subject to Rule 16b-3 under the Exchange Act or Section 162(m) of the Code. The Administrator shall also be permitted to delegate, to any appropriate officer or employee of the Company, responsibility for performing certain ministerial functions under the Plan. If the Administrator’s authority is delegated to officers or employees in accordance with the foregoing, all provisions of the Plan relating to the Administrator shall be interpreted in a manner consistent with the foregoing by treating any such reference as a reference to such officer or employee for such purpose. Any action undertaken in accordance with the Administrator’s delegation of authority hereunder shall have the same force and effect as if such action was undertaken directly by the Administrator and shall be deemed for all purposes of the Plan to have been taken by the Administrator.

(d)    All decisions made by the Administrator pursuant to the provisions of the Plan shall be final, conclusive, and binding on all persons, including the Company and the Participants. No member of the Board or the Committee, or any officer or employee of the Company or any Subsidiary thereof acting on behalf of the Board or the Committee, shall be personally liable for any action, omission, determination, or interpretation taken or made in good faith with respect to the Plan, and all members of the Board or the Committee and each and any officer or employee of the Company and of any Subsidiary thereof acting on their behalf shall, to the maximum extent permitted by law, be fully indemnified and protected by the Company in respect of any such action, omission, determination or interpretation.

Section 4.     Shares Reserved for Issuance Under the Plan.

(a)    Subject to Section 5 of the Plan, the number of Shares that are reserved and available for issuance pursuant to Awards granted under the Plan is 25,430,736 shares of Common Stock. The maximum number of Shares that may be issued pursuant to Options intended to be Incentive Stock Options is 25,430,736 shares of Common Stock.

(b)    The aggregate number of Shares reserved for Awards under the Plan will automatically increase on January 1st of each year, for a period of not more than ten (10) years, commencing on January 1st of the year following the year in which the Effective Date occurs and ending on (and including) January 1, 2030, in an amount equal to five percent (5%) of the total number of Outstanding Shares on December 31st of the preceding calendar year. Notwithstanding the foregoing, the Administrator may act prior to January 1st of a given year to provide that there will be no January 1st increase for such year or that the increase for such year will be a lesser number of Shares than provided herein.

(c)    Notwithstanding the foregoing, the maximum number of Shares subject to Awards granted during any fiscal year to any non-employee Director, when taken together with any cash fees paid to such non-employee Director during the fiscal year in respect of his or her service as a Director, shall not exceed $750,000 in total value (calculating the value of any such Awards based on the grant date Fair Market Value of such Awards for financial reporting purposes).

(d)    Shares issued under the Plan may, in whole or in part, be authorized but unissued Shares or Shares that shall have been or may be reacquired by the Company in the open market, in private transactions or otherwise. Any Shares subject to an Award under the Plan that, after the Original Effective Date, are forfeited, canceled, settled or otherwise terminated without a distribution of Shares to a Participant will thereafter be deemed to be available for Awards. In applying the immediately preceding sentence, if (i) Shares otherwise issuable or issued in respect of, or as part of, any Award are withheld to cover taxes, such Shares shall be treated as having been issued under the Plan and shall not again be available for issuance under the Plan, (ii) Shares otherwise issuable or issued in respect of, or as part of, any Award of Options or Stock Appreciation Rights are withheld to cover the Exercise Price, such Shares shall be treated as having been issued under the Plan and shall not be available for issuance under the Plan, and (iii) any Stock-settled Stock Appreciation Rights are exercised, the aggregate number of Shares subject to such Stock Appreciation Rights shall be deemed issued under the Plan and shall not be available for issuance under the Plan.

(e)    Substitute Awards shall not reduce the Shares authorized for grant under the Plan. In the event that a company acquired by the Company or any Affiliate or with which the Company or any Affiliate combines has shares available under a pre-existing plan approved by stockholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the Shares authorized for grant under the Plan; provided that Awards using such available Shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not employed by or providing services to the Company or its Affiliates immediately prior to such acquisition or combination.

Section 5.     Equitable Adjustments.

In the event of any Change in Capitalization, an equitable substitution or proportionate adjustment shall be made, in each case, as may be determined by the Administrator, in its sole discretion, in (i) the aggregate number of Shares reserved for issuance under the Plan and the maximum number of Shares that may be subject to Awards granted to any Participant in any calendar or fiscal year, (ii) the kind, number and Exercise Price subject to outstanding Options and Stock Appreciation Rights granted under the Plan, provided, however, that any such substitution or adjustment with respect to Options and Stock Appreciation Rights shall occur in accordance with the requirements of Code Section 409A, and (iii) the kind, number and purchase price of Shares subject to outstanding Restricted Shares or Other Stock-Based Awards granted under the Plan, in each case as may be determined by the Administrator, in its sole discretion; provided, however, that any fractional Shares resulting from the adjustment shall be eliminated. Such other equitable substitutions or adjustments shall be made as may be determined by the Administrator, in its sole discretion. Without limiting the generality of the foregoing, in connection with a Change in Capitalization, the Administrator may provide, in its sole discretion, for the cancellation of any outstanding Award granted hereunder in exchange for payment in cash or other property having an aggregate Fair Market Value of the Shares covered by such Award, reduced by the aggregate Exercise Price or purchase price thereof, if any. Notwithstanding anything contained in the Plan to the contrary, any adjustment with respect to an Incentive Stock Option due to an adjustment or substitution described in this

Section 5 shall comply with the rules of Code Section 424(a), and in no event shall any adjustment be made which would render any Incentive Stock Option granted hereunder to be disqualified as an incentive stock option for purposes of Code Section 422. The Administrator’s determinations pursuant to this Section 5 shall be final, binding and conclusive.

Section 6.     Eligibility.

The Participants under the Plan shall be selected from time to time by the Administrator, in its sole discretion, from among Eligible Recipients.

Section 7.     Options.

(a)    General. The Committee may, in its sole discretion, grant Options to Participants. Solely with respect to Participants who are Employees, the Committee may grant Incentive Stock Options, Nonqualified Stock Options or a combination of both. With respect to all other Participants, the Committee may grant only Nonqualified Stock Options. Each Participant who is granted an Option shall enter into an Award Agreement with the Company, containing such terms and conditions as the Administrator shall determine, in its sole discretion, which Award Agreement shall specify whether the Option is an Incentive Stock Option or a Nonqualified Stock Option and shall set forth, among other things, the Exercise Price of the Option, the term of the Option and provisions regarding exercisability of the Option granted thereunder. The provisions of each Option need not be the same with respect to each Participant. More than one Option may be granted to the same Participant and be outstanding concurrently hereunder. Options granted under the Plan shall be subject to the terms and conditions set forth in this Section 7 and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Administrator shall deem desirable and set forth in the applicable Award Agreement. The prospective recipient of an Option shall not have any rights with respect to such Award, unless and until such recipient has received an Award Agreement and, if required by the Administrator in the Award Agreement, executed and delivered a fully executed copy thereof to the Company, within a period of sixty (60) days (or such other period as the Administrator may specify) after the award date.

(b)    Limits on Incentive Stock Options. If the Administrator grants Incentive Stock Options, then to the extent that the aggregate fair market value of Shares with respect to which Incentive Stock Options are exercisable for the first time by any individual during any calendar year (under all plans of the Company) exceeds $100,000, such Options will be treated as Nonqualified Stock Options to the extent required by Code Section 422.

(c)    Exercise Price. The Exercise Price of Shares purchasable under an Option shall be determined by the Administrator in its sole discretion at the time of grant; provided, however, that (i) in no event shall the Exercise Price of an Option be less than one hundred percent (100%) of the Fair Market Value of the Common Stock on the date of grant, and (ii) no Incentive Stock Option granted to a ten percent (10%) stockholder of the Company’s Common Stock (within the meaning of Code Section 422(b)(6)) shall have an exercise price per share less than one-hundred ten percent (110%) of the Fair Market Value of a Share on such date.

(d)    Option Term. The maximum term of each Option shall be fixed by the Administrator, but in no event shall (i) an Option be exercisable more than ten (10) years after the date such Option is granted, and (ii) an Incentive Stock Option granted to a ten percent (10%) stockholder of the Company’s Common Stock (within the meaning of Code Section 422(b)(6)) be exercisable more than five (5) years after the date such Option is granted. Each Option’s term is subject to earlier expiration pursuant to the applicable provisions in the Plan and the Award Agreement. Notwithstanding the foregoing, the Administrator shall have the authority to accelerate the exercisability of any outstanding Option at such time and under such circumstances as the Administrator, in its sole discretion, deems appropriate. Notwithstanding any contrary provision herein, if, on the date an outstanding Option would expire, the exercise of the Option, including by a “net exercise” or “cashless” exercise, would violate applicable securities laws or any insider trading policy maintained by the Company from time to time, the expiration date applicable to the Option will be extended, except to the extent such extension would violate Section 409A, to a date that is thirty (30) calendar days after the date the exercise of the Option would no longer violate applicable securities laws or any such insider trading policy.

(e)    Exercisability. Each Option shall be exercisable at such time or times and subject to such terms and conditions, including the attainment of pre-established Performance Goals, as shall be determined by the Administrator in the applicable Award Agreement. The Administrator may also provide that any Option shall be exercisable only in installments, and the Administrator may waive such installment exercise provisions at any time, in whole or in part, based on such factors as the Administrator may determine in its sole discretion. Notwithstanding anything to the contrary contained herein, an Option may not be exercised for a fraction of a share.

(f)    Method of Exercise. Options may be exercised in whole or in part by giving written notice of exercise to the Company specifying the number of Shares to be purchased, accompanied by payment in full of the aggregate Exercise Price of the Shares so purchased in cash or its equivalent, as determined by the Administrator. As determined by the Administrator, in its sole discretion, with respect to any Option or category of Options, payment in whole or in part may also be made (i) by means of consideration received under any cashless exercise procedure approved by the Administrator (including the withholding of Shares otherwise issuable upon exercise), (ii) in the form of unrestricted Shares already owned by the Participant which have a Fair Market Value on the date of surrender equal to the aggregate Exercise Price of the Shares as to which such Option shall be exercised, (iii) any other form of consideration approved by the Administrator and permitted by applicable law or (iv) any combination of the foregoing. In determining which methods a Participant may utilize to pay the Exercise Price, the Administrator may consider such factors as it determines are appropriate; provided, however, that with respect to Incentive Stock Options, all such discretionary determinations shall be made by the Administrator at the time of grant and specified in the Award Agreement.

(g)    Rights as Stockholder. A Participant shall have no rights to dividends or any other rights of a stockholder with respect to the Shares subject to an Option until the Participant has given written notice of the exercise thereof, has paid in full for such Shares and has satisfied the requirements of Section 15 of the Plan and the Shares have been issued to the Participant.

(h)    Termination of Employment or Service.

(i)    Unless the applicable Award Agreement provides otherwise, in the event that the employment or service of a Participant with the Company and all Affiliates thereof shall terminate for any reason other than Cause, Retirement, Disability, or death, (A) Options granted to such Participant, to the extent that they are exercisable at the time of such termination, shall remain exercisable until the date that is ninety (90) days after such termination, on which date they shall expire, and (B) Options granted to such Participant, to the extent that they were not exercisable at the time of such termination, shall expire at the close of business on the date of such termination. The ninety (90) day period described in this Section 7(h)(i) shall be extended to one (1) year after the date of such termination in the event of the Participant’s death during such ninety (90) day period. Notwithstanding the foregoing, no Option shall be exercisable after the expiration of its term.

(ii)    Unless the applicable Award Agreement provides otherwise, in the event that the employment or service of a Participant with the Company and all Affiliates thereof shall terminate on account of Retirement, Disability or the death of the Participant, (A) Options granted to such Participant, to the extent that they were exercisable at the time of such termination, shall remain exercisable until the date that is one (1) year after such termination, on which date they shall expire and (B) Options granted to such Participant, to the extent that they were not exercisable at the time of such termination, shall expire at the close of business on the date of such termination. Notwithstanding the foregoing, no Option shall be exercisable after the expiration of its term.

(iii)    In the event of the termination of a Participant’s employment or service for Cause, all outstanding Options granted to such Participant shall expire at the commencement of business on the date of such termination.

(iv)    For purposes of this Section 7(h), Options that are not exercisable solely due to a blackout period shall be considered exercisable.

(i)    Other Change in Employment Status. An Option may be affected, both with regard to vesting schedule and termination, by leaves of absence, changes from full-time to part-time employment, partial disability or other changes in the employment status or service of a Participant, as evidenced in a Participant’s Award Agreement.

(j)    Change in Control. Notwithstanding anything herein to the contrary, upon a Change in Control, all outstanding Options shall be subject to Section 12 of the Plan.

Section 8.     Stock Appreciation Rights.

(a)    General. Stock Appreciation Rights may be granted either alone (“Free Standing Rights”) or in conjunction with all or part of any Option granted under the Plan (“Related Rights”). Related Rights may be granted either at or after the time of the grant of such Option. The Administrator shall determine the Eligible Recipients to whom, and the time or times at which, grants of Stock Appreciation Rights shall be made, the number of Shares to be awarded, the price per Share, and all other conditions of Stock Appreciation Rights. Notwithstanding the foregoing, no Related Right may be granted for more Shares than are subject to the Option to which it relates and any Stock Appreciation Right must be granted with an Exercise Price not less than the Fair Market Value of Common Stock on the date of grant. The provisions of Stock Appreciation Rights need not be the same with respect to each Participant. Stock Appreciation Rights granted under the Plan shall be subject to the following terms and conditions set forth in this Section 8 and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Administrator shall deem desirable, as set forth in the applicable Award Agreement.

(b)    Awards; Rights as Stockholder. The prospective recipient of a Stock Appreciation Right shall not have any rights with respect to such Award, unless and until such recipient has received an Award Agreement and, if required by the Administrator in the Award Agreement, executed and delivered a fully executed copy thereof to the Company, within a period of sixty (60) days (or such other period as the Administrator may specify) after the award date. Participants who are granted Stock Appreciation Rights shall have no rights as stockholders of the Company with respect to the grant or exercise of such rights.

(c)    Exercisability.

(i)    Stock Appreciation Rights that are Free Standing Rights shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Administrator in the applicable Award Agreement.

(ii)    Stock Appreciation Rights that are Related Rights shall be exercisable only at such time or times and to the extent that the Options to which they relate shall be exercisable in accordance with the provisions of Section 7 above and this Section 8 of the Plan.

(d)    Payment Upon Exercise.

(i)    Upon the exercise of a Free Standing Right, the Participant shall be entitled to receive up to, but not more than, that number of Shares, determined using the Fair Market Value, equal in value to the excess of the Fair Market Value as of the date of exercise over the price per share specified in the Free Standing Right multiplied by the number of Shares in respect of which the Free Standing Right is being exercised.

(ii)    A Related Right may be exercised by a Participant by surrendering the applicable portion of the related Option. Upon such exercise and surrender, the Participant shall be entitled to receive up to, but not more than, that number of Shares, determined using the Fair Market Value, equal in value to the excess of the Fair Market Value as of the date of exercise over the Exercise Price specified in the related Option multiplied by the number of Shares in respect of which the Related Right is being exercised. Options which have been so surrendered, in whole or in part, shall no longer be exercisable to the extent the Related Rights have been so exercised.

(iii)    Notwithstanding the foregoing, the Administrator may determine to settle the exercise of a Stock Appreciation Right in cash (or in any combination of Shares and cash).

(e)    Rights as Stockholder. A Participant shall have no rights to dividends or any other rights of a stockholder with respect to the Shares subject to a Stock Appreciation Right Option until the Participant has given written notice of the exercise thereof, has satisfied the requirements of Section 15 of the Plan and the Shares have been issued to the Participant.

(f)    Termination of Employment or Service.

(i)    In the event of the termination of employment or service with the Company and all Affiliates thereof of a Participant who has been granted one or more Free Standing Rights, such rights shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Administrator in the applicable Award Agreement.

(ii)    In the event of the termination of employment or service with the Company and all Affiliates thereof of a Participant who has been granted one or more Related Rights, such rights shall be exercisable at such time or times and subject to such terms and conditions as set forth in the related Options.

(g)    Term.

(i)    The term of each Free Standing Right shall be fixed by the Administrator, but no Free Standing Right shall be exercisable more than ten (10) years after the date such right is granted.

(ii)    The term of each Related Right shall be the term of the Option to which it relates, but no Related Right shall be exercisable more than ten (10) years after the date such right is granted.

(h)    Change in Control. Notwithstanding anything herein to the contrary, upon a Change in Control, all outstanding Stock Appreciation Rights shall be subject to Section 12 of the Plan.

(i)    Automatic Exercise. Unless otherwise provided by the Administrator in an Award Agreement or otherwise, or as otherwise directed by the Participant in writing to the Company, each vested and exercisable Stock Appreciation Right outstanding on the Automatic Exercise Date with an Exercise Price per Share that is less than the Fair Market Value per Share as of such date shall automatically and without further action by the Participant or the Company be exercised on the Automatic Exercise Date. The Company or any Affiliate shall deduct or withhold an amount sufficient to satisfy all taxes associated with such exercise in accordance with Section 15. Unless otherwise determined by the Administrator, this Section 8(i) shall not apply to a Stock Appreciation Right if the Participant’s employment or service has terminated on or before the Automatic Exercise Date. For the avoidance of doubt, no Stock Appreciation Right with an Exercise Price per Share that is equal to or greater the Fair Market Value per Share on the Automatic Exercise Date shall be exercised pursuant to this Section 8(i).

Section 9.     Restricted Shares.

(a)    General. Restricted Shares may be issued either alone or in addition to other Awards granted under the Plan. The Administrator shall determine the Eligible Recipients to whom, and the time or times at which, grants of Restricted Shares shall be made; the number of Shares to be awarded; the price, if any, to be paid by the Participant for the acquisition of Restricted Shares; the Restricted Period, if any, applicable to Restricted Shares; the Performance Goals (if any) applicable to Restricted Shares; and all other conditions of the Restricted Shares. If the restrictions, Performance Goals and/or conditions established by the Administrator are not attained, a Participant shall forfeit his or her Restricted Shares in accordance with the terms of the grant. The provisions of the Restricted Shares need not be the same with respect to each Participant.

(b)    Awards and Certificates. The prospective recipient of Restricted Shares shall not have any rights with respect to any such Award, unless and until such recipient has received an Award Agreement and, if required by the Administrator in the Award Agreement, executed and delivered a fully executed copy thereof to the Company, within a period of sixty (60) days (or such other period as the Administrator may specify) after the award date. Except as otherwise provided in Section 9(c) of the Plan, (i) each Participant who is granted an award of Restricted Shares may, in the Company’s sole discretion, be issued a stock certificate in respect of such

Restricted Shares; and (ii) any such certificate so issued shall be registered in the name of the Participant, and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to any such Award.

The Company may require that the stock certificates, if any, evidencing Restricted Shares granted hereunder be held in the custody of the Company until the restrictions thereon shall have lapsed, and that, as a condition of any award of Restricted Shares, the Participant shall have delivered a stock power, endorsed in blank, relating to the Shares covered by such Award.

Notwithstanding anything in the Plan to the contrary, any Restricted Shares (whether before or after any vesting conditions have been satisfied) may, in the Company’s sole discretion, be issued in uncertificated form pursuant to the customary arrangements for issuing shares in such form.

(c)    Restrictions and Conditions. The Restricted Shares granted pursuant to this Section 9 shall be subject to the following restrictions and conditions and any additional restrictions or conditions as determined by the Administrator at the time of grant or thereafter:

(i)    The Administrator may, in its sole discretion, provide for the lapse of restrictions in installments and may accelerate or waive such restrictions in whole or in part based on such factors and such circumstances as the Administrator may determine, in its sole discretion, including, but not limited to, the attainment of certain Performance Goals, the Participant’s termination of employment or service as a non-employee Director or Consultant of the Company or an Affiliate thereof, or the Participant’s death or Disability.

(ii)    Except as provided in Section 16 of the Plan or in the Award Agreement, the Participant shall generally have the rights of a stockholder of the Company with respect to Restricted Shares during the Restricted Period. In the Administrator’s discretion and as provided in the applicable Award Agreement, a Participant may be entitled to dividends or dividend equivalents on an Award of Restricted Shares, which will be payable in accordance with the terms of such grant as determined by the Administrator. Certificates for Shares of unrestricted Common Stock may, in the Company’s sole discretion, be delivered to the Participant only after the Restricted Period has expired without forfeiture in respect of such Restricted Shares, except as the Administrator, in its sole discretion, shall otherwise determine.

(iii)    The rights of Participants granted Restricted Shares upon termination of employment or service as a non-employee Director or Consultant of the Company or an Affiliate thereof terminates for any reason during the Restricted Period shall be set forth in the Award Agreement.

(d)    Change in Control. Notwithstanding anything herein to the contrary, upon a Change in Control, all outstanding Restricted Shares shall be subject to Section 12 of the Plan.

Section 10.     Restricted Stock Units.

(a)    General. Restricted Stock Units may be issued either alone or in addition to other Awards granted under the Plan. The Administrator shall determine the Eligible Recipients to whom, and the time or times at which, grants of Restricted Stock Units shall be made; the number of Restricted Stock Units to be awarded; the Restricted Period, if any, applicable to Restricted Stock Units; the Performance Goals (if any) applicable to Restricted Stock Units; and all other conditions of the Restricted Stock Units. If the restrictions, Performance Goals and/or conditions established by the Administrator are not attained, a Participant shall forfeit his or her Restricted Stock Units in accordance with the terms of the grant. The provisions of Restricted Stock Units need not be the same with respect to each Participant.

(b)    Award Agreement. The prospective recipient of Restricted Stock Units shall not have any rights with respect to any such Award, unless and until such recipient has received an Award Agreement and, if required by the Administrator in the Award Agreement, executed and delivered a fully executed copy thereof to the Company, within a period of sixty (60) days (or such other period as the Administrator may specify) after the award date.

(c)    Restrictions and Conditions. The Restricted Stock Units granted pursuant to this Section 10 shall be subject to the following restrictions and conditions and any additional restrictions or conditions as determined by the Administrator at the time of grant or, subject to Code Section 409A, thereafter:

(i)    The Administrator may, in its sole discretion, provide for the lapse of restrictions in installments and may accelerate or waive such restrictions in whole or in part based on such factors and such circumstances as the Administrator may determine, in its sole discretion, including, but not limited to, the attainment of certain Performance Goals, the Participant’s termination of employment or service as a non-employee Director or Consultant of the Company or an Affiliate thereof, or the Participant’s death or Disability.

(ii)    Participants holding Restricted Stock Units shall have no voting rights. A Restricted Stock Unit may, at the Administrator’s discretion, carry with it a right to dividend equivalents. Such right would entitle the holder to be credited with an amount equal to all cash dividends paid on one Share while the Restricted Stock Unit is outstanding. The Administrator, in its discretion, may grant dividend equivalents from the date of grant or only after a Restricted Stock Unit is vested.

(iii)    The rights of Participants granted Restricted Stock Units upon termination of employment or service as a non-employee Director or Consultant of the Company or an Affiliate thereof terminates for any reason during the Restricted Period shall be set forth in the Award Agreement.

(d)    Settlement of Restricted Stock Units. Settlement of vested Restricted Stock Units shall be made to Participants in the form of Shares, unless the Administrator, in its sole discretion, provides for the payment of the Restricted Stock Units in cash (or partly in cash and partly in Shares) equal to the Fair Market Value of the Shares that would otherwise be distributed to the Participant.

(e)    Rights as Stockholder. Except as provided in the Award Agreement in accordance with Section 10(c)(ii), a Participant shall have no rights to dividends or any other rights of a stockholder with respect to the Shares subject to Restricted Stock Units until the Participant has satisfied all conditions of the Award Agreement and the requirements of Section 15 of the Plan and the Shares have been issued to the Participant.

(f)    Change in Control. Notwithstanding anything herein to the contrary, upon a Change in Control, all outstanding Restricted Stock Units shall be subject to Section 12 of the Plan.

Section 11.     Other Stock-Based or Cash-Based Awards.

(a)    The Administrator is authorized to grant Awards to Participants in the form of Other Stock-Based Awards or Other Cash-Based Awards, as deemed by the Administrator to be consistent with the purposes of the Plan and as evidenced by an Award Agreement. The Administrator shall determine the terms and conditions of such Awards, consistent with the terms of the Plan, at the date of grant or thereafter, including any Performance Goals and performance periods. Common Stock or other securities or property delivered pursuant to an Award in the nature of a purchase right granted under this Section 11 shall be purchased for such consideration, paid for at such times, by such methods, and in such forms, including, without limitation, Shares, other Awards, notes or other property, as the Administrator shall determine, subject to any required corporate action.

(b)    The prospective recipient of an Other Stock-Based Award or Other Cash-Based Award shall not have any rights with respect to such Award, unless and until such recipient has received an Award Agreement and, if required by the Administrator in the Award Agreement, executed and delivered a fully executed copy thereof to the Company, within a period of sixty (60) days (or such other period as the Administrator may specify) after the award date.

(c)    Notwithstanding anything herein to the contrary, upon a Change in Control, all outstanding Other Stock-Based Awards and Other Cash-Based Awards shall be subject to Section 12 of the Plan.

Section 12.     Change in Control.

The Administrator may provide in the applicable Award Agreement that an Award will vest on an accelerated basis upon the Participant’s termination of employment or service in connection with a Change in Control or upon the occurrence of any other event that the Administrator may set forth in the Award Agreement. If the Company is a party to an agreement that is reasonably likely to result in a Change in Control, such agreement may provide for: (i) the continuation of any Award by the Company, if the Company is the surviving corporation; (ii) the assumption of any Award by the surviving corporation or its parent or subsidiary; (iii) the substitution by the surviving corporation or its parent or subsidiary of equivalent awards for any Award, provided, however, that any such substitution with respect to Options and Stock Appreciation Rights shall occur in accordance with the requirements of Code Section 409A; or (iv) settlement of any Award for the Change in Control Price (less, to the extent applicable, the per share exercise or grant price), or, if the per share exercise or grant price equals or exceeds the Change in Control Price or if the Administrator determines that Award cannot reasonably become vested pursuant to its terms, such Award shall terminate and be canceled without consideration. To the extent that Restricted Shares, Restricted Stock Units or other Awards settle in Shares in accordance with their terms upon a Change in Control, such Shares shall be entitled to receive as a result of the Change in Control transaction the same consideration as the Shares held by stockholders of the Company as a result of the Change in Control transaction. For purposes of this Section 12, “Change in Control Price” shall mean (A) the price per share of Common Stock paid to stockholders of the Company in the Change in Control transaction, or (B) the Fair Market Value of a Share upon a Change in Control, as determined by the Administrator. To the extent that the consideration paid in any such Change in Control transaction consists all or in part of securities or other non-cash consideration, the value of such securities or other non-cash consideration shall be determined in good faith by the Administrator.

Section 13.     Amendment and Termination.

(a)    The Board or the Committee may amend, alter or terminate the Plan, but no amendment, alteration, or termination shall be made that would impair the rights of a Participant under any Award theretofore granted without such Participant’s consent.

(b)    Notwithstanding the foregoing, approval of the Company’s stockholders shall be obtained to increase the aggregate Share limit and annual Award limits described in Section 4.

(c)    Subject to the terms and conditions of the Plan, the Administrator may modify, extend or renew outstanding Awards under the Plan, or accept the surrender of outstanding Awards (to the extent not already exercised) and grant new Awards in substitution of them (to the extent not already exercised).

(d)    Notwithstanding the foregoing, no alteration, modification or termination of an Award will, without the prior written consent of the Participant, adversely alter or impair any rights or obligations under any Award already granted under the Plan.

Section 14.     Unfunded Status of Plan.

The Plan is intended to constitute an “unfunded” plan for incentive compensation. With respect to any payments not yet made or Shares not yet transferred to a Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general creditor of the Company.

Section 15.     Withholding Taxes.

Each Participant shall, no later than the date as of which the value of an Award first becomes includible in the gross income of such Participant for federal, state and/or local income tax purposes, pay to the Company, or make arrangements satisfactory to the Administrator regarding payment of, any federal, state, or local taxes of any kind, domestic or foreign, required by law or regulation to be withheld with respect to the Award. The obligations of the Company under the Plan shall be conditional on the making of such payments or arrangements, and the Company shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to such Participant. Whenever cash is to be paid pursuant to an Award granted hereunder, the Company shall have the right to deduct therefrom an amount sufficient to satisfy any federal, state and local withholding tax requirements related thereto. Whenever Shares are to be delivered pursuant to an Award, the Company shall have the right to require the Participant to remit to the Company in cash an amount sufficient to satisfy any related federal, state and local taxes, domestic or foreign, to be withheld and applied to the tax obligations. With the approval of the Administrator, a Participant may satisfy the foregoing requirement by electing to have the Company withhold from delivery of Shares or by delivering already owned unrestricted shares of Common Stock, in each case, having a value equal to the amount required to be withheld or such other greater amount up to the maximum statutory rate under applicable law, as applicable to such Participant, if such other greater amount would not result in adverse financial accounting treatment, as determined by the Administrator (including in connection with the effectiveness of FASB Accounting Standards Update 2016-09). Such Shares shall be valued at their Fair Market Value on the date of which the amount of tax to be withheld is determined. Fractional share amounts shall be settled in cash. Such an election may be made with respect to all or any portion of the Shares to be delivered pursuant to an Award. The Company may also use any other method of obtaining the necessary payment or proceeds, as permitted by law, to satisfy its withholding obligation with respect to any Option or other Award.

Section 16.     Non-United States Employees.

Without amending the Plan, the Administrator may grant Awards to eligible persons residing in non-United States jurisdictions on such terms and conditions different from those specified in the Plan, including the terms of any award agreement or plan, adopted by the Company or any Subsidiary thereof to comply with, or take advantage of favorable tax or other treatment available under, the laws of any non-United States jurisdiction, as may in the judgment of the Administrator be necessary or desirable to foster and promote achievement of the purposes of the Plan and, in furtherance of such purposes the Administrator may make such modifications, amendments, procedures, subplans and the like as may be necessary or advisable to comply with provisions of laws in other countries or jurisdictions in which the Company or its Subsidiaries operates or has employees.

Section 17.     Transfer of Awards.

No purported sale, assignment, mortgage, hypothecation, transfer, charge, pledge, encumbrance, gift, transfer in trust (voting or other) or other disposition of, or creation of a security interest in or lien on, any Award or any agreement or commitment to do any of the foregoing (each, a “Transfer”) by any holder thereof in violation of the provisions of the Plan or an Award Agreement will be valid, except with the prior written consent of the Administrator, which consent may be granted or withheld in the sole discretion of the Administrator. Any purported Transfer of an Award or any economic benefit or interest therein in violation of the Plan or an Award Agreement shall be null and void ab initio, and shall not create any obligation or liability of the Company, and any person purportedly acquiring any Award or any economic benefit or interest therein transferred in violation of the Plan or an Award Agreement shall not be entitled to be recognized as a holder of such Shares. Unless otherwise determined by the Administrator in accordance with the provisions of the immediately preceding sentence, an Option may be exercised, during the lifetime of the Participant, only by the Participant or, during any period during which the Participant is under a legal disability, by the Participant’s guardian or legal representative.

Section 18.     Continued Employment.

The adoption of the Plan shall not confer upon any Eligible Recipient any right to continued employment or service with the Company or an Affiliate thereof, as the case may be, nor shall it interfere in any way with the right of the Company or an Affiliate thereof to terminate the employment or service of any of its Eligible Recipients at any time.

Section 19.     Effective Date.

The Plan was originally approved by the Company’s stockholders, and became effective, on November 16, 2018 (the “Original Effective Date”). The Plan, as amended and restated hereby, will be effective as of the date (the “Effective Date”) on which the Plan is approved by the Company’s stockholders at the Company’s 2020 Annual Meeting of Stockholders. The Plan will be unlimited in duration and, in the event of Plan termination, will remain in effect as long as any Shares awarded under it are outstanding and not fully vested; provided, however, that no Awards will be made under the Plan on or after the tenth anniversary of the Effective Date.

Section 20.     Code Section 409A.

The intent of the parties is that payments and benefits under the Plan comply with Code Section 409A to the extent subject thereto, and, accordingly, to the maximum extent permitted, the Plan shall be interpreted and be administered to be in compliance therewith. Any payments described in the Plan that are due within the “short-term deferral period” as defined in Code Section 409A shall not be treated as deferred compensation unless applicable law requires otherwise. Notwithstanding anything to the contrary in the Plan, to the extent required in order to avoid accelerated taxation and/or tax penalties under Code Section 409A, amounts that would otherwise be payable and benefits that would otherwise be provided upon a “separation from service” to a Participant who is a “specified employee” shall be paid on the first business day after the date that is six (6) months following the Participant’s separation from service (or upon the Participant’s death, if earlier). In addition, for purposes of the Plan, each amount to be paid or benefit to be provided to the Participant pursuant to the Plan, which constitute deferred compensation subject to Code Section 409A, shall be construed as a separate identified payment for purposes of Code Section 409A. Nothing contained in the Plan or an Award Agreement shall be construed as a guarantee of any particular tax effect with respect to an Award. The Company does not guarantee that any Awards provided under the Plan will satisfy the provisions of Code Section 409A, and in no event will the Company be liable for any or all portion of any taxes, penalties, interest or other expenses that may be incurred by a Participant on account of any non-compliance with Code Section 409A.

Section 21.     Delays.

Notwithstanding to the contrary in the Plan or an Award Agreement, the Company shall have the right to suspend or delay any time period prescribed in the Plan or an Award Agreement for any action if the Administrator shall determine that the action may constitute a violation of any law or result in any liability under any law to the Company, an Affiliate or a stockholder in the Company until such time as the action required or permitted will not constitute a violation of law or result in liability to the Company, an Affiliate or a stockholder of the Company.

Section 22.     Compensation Recovery Policy.

The Plan and all Awards issued hereunder shall be subject to any compensation recovery and/or recoupment policy adopted by the Company to comply with applicable law, including, without limitation, the Dodd-Frank Wall Street Reform and Consumer Protection Act, or to comport with good corporate governance practices, as such policies may be amended from time to time.

Section 23.     Governing Law.

The Plan shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to principles of conflicts of law of such state.

Section 24.     Plan Document Controls.

The Plan and each Award Agreement constitute the entire agreement with respect to the subject matter hereof and thereof; provided that in the event of any inconsistency between the Plan and such Award Agreement, the terms and conditions of the Plan shall control.

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

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Your Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. Votes submitted electronically over the Internet must be received by 11:59 p.m., Eastern Time, on June 15, 2020.

INTERNET/MOBILE — www.cstproxyvote.com Use the Internet to vote your proxy. Have this proxy card available when you access the above website. Follow the prompts to vote your shares.

MAIL — Mark, sign and date this proxy card and return it in the postage-paid envelope provided.

PLEASE DO NOT RETURN THIS PROXY CARD IF YOU ARE VOTING ELECTRONICALLY.

FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED

PROXY	Please mark your votes like this

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE NOMINEES AND “FOR” PROPOSALS TWO AND THREE.

1.	To elect or re-elect, as applicable, each of Carl A. Grimstad, Charles Holzer, Buford Ortale and William Gray Stream as Class II directors, to serve until the 2023 Annual Meeting of Stockholders or until their respective successors shall have been duly elected and qualified or until their earlier resignation, death or removal.

FOR ALL	WITHHOLD ALL	FOR ALL EXCEPT*
☐	☐	☐

*Instruction: To withhold authority to vote for any individual nominee, mark the “For all Except” box above and write that nominee’s name on the line provided below.

2.	To approve the amendment and restatement of the Waitr Holdings Inc. 2018 Omnibus Incentive Plan, including an increase in the number of shares of common stock reserved for issuance thereunder.	FOR	☐	AGAINST	☐	ABSTAIN	☐

3.	To ratify the appointment of Moss Adams LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2020.	FOR	☐	AGAINST	☐	ABSTAIN	☐

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

CONTROL NUMBER

Signature                                                                              Signature, if held jointly

Date                        , 2020

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign, When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign in full corporate name by duly authorized officer, giving full title as such. If a partnership, please sign in partnership name by authorized person.

Proxy for Annual Meeting of Stockholders on June 16, 2020

Solicited on Behalf of the Board of Directors

Important Notice Regarding the Availability

of Proxy Materials for the Annual Meeting:

The Annual Report, Notice and Proxy Statement are available at

https://www.cstproxy.com/waitrapp/2020

FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Carl A. Grimstad and Karl Meche, and each of them, with full power of substitution and power to act alone, as proxies to vote all the shares of common stock which the undersigned would be entitled to vote if personally present and acting at the Annual Meeting of Stockholders of Waitr Holdings Inc., to be held June 16, 2020 at 11:00 a.m. Eastern Daylight Time at the offices of Winston & Strawn LLP, located at 200 Park Avenue, New York, New York 10166, and at any adjournments or postponements thereof.

THIS PROXY CARD, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO SUCH DIRECTION IS MADE BUT THE CARD IS SIGNED, THIS PROXY CARD WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS.

(Continued, and to be marked, dated and signed, on the other side)